                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               Exelon Corporation
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              [EXELON LETTERHEAD]
          KATHERINE K. COMBS
          Vice President, Deputy General Counsel,
          and Corporate Secretary

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2002

                                                                  March 13, 2002

       We will hold the annual meeting of shareholders of Exelon Corporation on Tuesday, April 23, 2002, at 9:30 A.M. (Eastern Time), at the Park Hyatt Philadelphia at the Bellevue, Broad and Walnut Streets, Philadelphia, Pennsylvania.

       The purpose of the annual meeting is to consider and take action on the following:

1. Election of five directors: Edward A. Brennan, Bruce DeMars, Richard H. Glanton, John W. Rowe, and Ronald Rubin, each for a term of three years.
2. Ratification of PricewaterhouseCoopers, LLP as Exelon's independent accountants for the year 2002.
3.   Approval of the Employee Stock Purchase Plan.
4. Approval of amendments to the Long Term Incentive Plan, including an increase in the number of shares available for awards under the plan.
5. Consideration of a shareholder proposal to require certain investment in clean energy sources, if properly brought before the meeting.
6.   Any other business that properly comes before the annual meeting.

       Shareholders of record as of March 1, 2002 can vote at the annual meeting. This proxy statement, voting instructions and 2001 annual report to shareholders are being distributed on or about March 13, 2002.

       YOUR VOTE IS VERY IMPORTANT. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, AND ALLOW SUFFICIENT TIME FOR THE POSTAL SERVICE TO DELIVER YOUR PROXY BEFORE THE MEETING. IF VOTING BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD.

                                            By order of the board of directors

                                            /s/ KATHERINE K. COMBS

                                            Katherine K. Combs
                                            Vice President, Deputy General
                                            Counsel,
                                            and Corporate Secretary

                               TABLE OF CONTENTS

Commonly Asked Questions and Answers about the Annual
  Meeting...................................................    1
Proposal 1: Election of Directors...........................    4
Proposal 2: Ratification of Exelon's Independent
            Accountants.....................................    4
Proposal 3: Approval of the Employee Stock Purchase Plan....    5
Proposal 4: Approval of Amendments to the Long Term
  Incentive Plan............................................    7
Proposal 5: Investment in Clean Energy......................   12
Discretionary Voting Authority..............................   13
Beneficial Ownership........................................   14
Board of Directors..........................................   16
Board Committees............................................   20
Board Compensation..........................................   22
Report of the Compensation Committee........................   23
Performance Graph...........................................   26
Summary Compensation Table..................................   27
Option Grants in 2001.......................................   28
Option Exercises and Year-end Value.........................   29
Retirement Plans............................................   30
Employment Agreements.......................................   31
Report of the Audit Committee...............................   36
Other Information...........................................   37
Appendix A--Employee Stock Purchase Plan....................   38
Appendix B--Long Term Incentive Plan........................   45

  For directions to the annual meeting, please refer to the inside back cover.

                                 COMMONLY ASKED
                             QUESTIONS AND ANSWERS
                            ABOUT THE ANNUAL MEETING
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Q.   WHAT AM I VOTING ON?

A:   - Proposal 1: Election of five directors: Edward A. Brennan, Bruce DeMars,
       Richard H. Glanton, John W. Rowe, and Ronald Rubin, each for a term of three years, and

     - Proposal 2: Ratification of PricewaterhouseCoopers, LLP as Exelon Corporation's independent accountants for 2002, and

     - Proposal 3: Approval of the Employee Stock Purchase Plan, and

     - Proposal 4: Approval of amendments to the Long Term Incentive Plan, including an increase in the number of shares available for awards under the plan, and

     - Proposal 5: Consideration of a shareholder proposal to require the Company to make certain investments in clean energy.
--------------------------------------------------------------------------------

Q.   WHO CAN VOTE?

A: Common shareholders of Exelon Corporation as of the close of business on the record date, March 1, 2002, can vote at the annual meeting. Each share of Exelon Corporation common stock gets one vote.
--------------------------------------------------------------------------------

Q.   HOW DO I VOTE?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope or vote by telephone or by Internet. If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposals.

     If you do not mark any selections, your proxy card will be voted:

     - in favor of the election of the directors named in Proposal 1; and

     - in favor of Proposal 2; and

     - in favor of Proposal 3; and

     - in favor of Proposal 4; and

     - against Proposal 5.

     You have the right to revoke your proxy at any time before the meeting by:

     - notifying the Corporate Secretary; or

     - casting another vote either in person or by one of the other methods discussed above.

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Q.   CAN I VOTE MY SHARES BY TELEPHONE OR BY INTERNET?

A: If you hold your shares in your own name, you may vote by telephone or by the Internet, by following the instructions included on your proxy card.

     If your shares are held in "street name," you will need to contact your broker or other nominee to find out whether you will be able to vote by telephone or by Internet.
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Q.   WHO WILL COUNT THE VOTE?

A: Representatives of EquiServe Trust Company, N.A., and Exelon Corporation's Office of the Corporate Secretary will count the votes and serve as judges of election.
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Q.   WHAT CONSTITUTES A QUORUM?

A: As of the record date, March 1, 2002, 321,420,883 shares of Exelon Corporation's common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or by Internet, you will be considered part of the quorum. Proxies marked as abstaining on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of a quorum. Proxies marked as abstaining, however, will not be counted as votes cast on that proposal. Abstaining proxies include proxies containing broker non-votes.
--------------------------------------------------------------------------------

Q.   WHAT VOTE IS NEEDED FOR THESE PROPOSALS TO BE ADOPTED?

A: More than one-half of shares present either in person or by proxy and entitled to vote at the annual meeting must vote for a proposal in order for it to be adopted. Directors are elected by a plurality, and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors or the approval of any proposal.
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Q.   WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A: Exelon Corporation is asking for your proxy for the annual meeting and will pay all of the cost of asking for shareholder proxies. We have hired Morrow & Co., Inc. to help us send out the proxy materials and ask for proxies. Morrow & Co.'s fee for these services is $15,000, plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone or telegram. We can use directors, officers and regular employees of Exelon Corporation to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Exelon Corporation common stock.

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Q.   HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF
     EXELON CORPORATION?

A: The deadline for submitting nominations for the 2002 annual meeting was November 23, 2001; notice of this deadline was provided in last year's proxy statement. At the close of business on November 23, 2001, no such nominations were received. You may recommend any person as a nominee for director of Exelon Corporation for next year's annual meeting by writing to Mr. M. Walter D'Alessio, Chairman of the Corporate Governance Committee, c/o Exelon Corporation, 10 South Dearborn Street, 37th Floor, P.O. Box 805398, Chicago, Illinois 60680-5398. Your recommendation must include information required under the Bylaws, including information about the nominating shareholder and the information about the nominee that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission, as well as the signed consent of the nominee to serve as a director of Exelon if elected. The corporate governance committee has the sole discretion to decide whom it will recommend, and the board has the sole discretion to make the final selection of nominees. You cannot nominate a candidate from the floor of next year's annual meeting unless you have submitted the notice and the information required by the Bylaws to the Corporate Secretary and it is received no later than November 13, 2002.
--------------------------------------------------------------------------------

Q. WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING HELD IN THE YEAR 2003 DUE?

A: In order to be considered for next year's annual meeting you must submit proposals in writing to Ms. Katherine K. Combs, Vice President, Corporate Secretary and Deputy General Counsel, Exelon Corporation, 10 South Dearborn Street, 37th Floor, P.O. Box 805398, Chicago, Illinois 60680-5398. Under the Bylaws, no proposal can be considered at the 2003 annual meeting unless it is received by the Corporate Secretary before the close of business on November 13, 2002. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1:
ELECTION OF DIRECTORS

     The board of directors of Exelon Corporation consists of 16 members, divided into three classes. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The terms of the five Class II directors will expire at the 2002 annual meeting. Terms of Class I directors expire at the 2004 Annual Meeting, and terms of Class III directors expire at the 2003 Annual Meeting.

     The corporate governance committee has recommended, and the board nominates, the following Class II directors for re-election: Edward A. Brennan, Bruce DeMars, Richard H. Glanton, John W. Rowe, and Ronald Rubin. Each has consented to serve for a three-year term.

     If any Class II director is unable to stand for re-election, the board may reduce the number of Class II directors, or designate a substitute. In that case, shares represented by proxies may be voted for a substitute Class II director. We do not expect that any nominee will be unavailable or unable to serve.

     THE CORPORATE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THESE DIRECTORS.

PROPOSAL 2:
RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS EXELON CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 2002

     PricewaterhouseCoopers and its predecessor firm Coopers & Lybrand have been the independent accountants for PECO Energy Company for many years. The board of directors selected PricewaterhouseCoopers to be the independent accountants for Exelon Corporation and its subsidiaries for 2000 through a formal bidding process, and the shareholders voted to retain them for 2001. The audit committee and the board of directors believe that PricewaterhouseCooper's knowledge of Exelon Corporation is invaluable, especially as Exelon Corporation moves to greater competition in the energy market. Representatives of PricewaterhouseCoopers working on Exelon Corporation matters are periodically changed, providing Exelon Corporation with new expertise and experience. Representatives of PricewaterhouseCoopers have direct access to members of the audit committee and regularly attend their meetings. Representatives of PricewaterhouseCoopers will attend the annual meeting to answer appropriate questions and make a statement if they desire.

     In 2001, the audit committee reviewed the PricewaterhouseCoopers Audit Plan for 2002 and proposed fees and concluded that the scope of audit was appropriate and the proposed fees were reasonable.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of Exelon's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the quarterly financial statements included in the Forms 10-Q were $2,384,649.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees for professional services rendered for financial information systems design and implementation by PricewaterhouseCoopers LLP for Exelon for the fiscal year ended December 31, 2001 were $0.

ALL OTHER FEES

     The aggregate fees billed for services rendered by PricewaterhouseCoopers, other that for the services covered in the two preceding paragraphs, for the fiscal year ended December 31, 2001, were $4,274,661. Such services included primarily tax planning projects and other tax related services.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PRICEWATERHOUSECOOPERS, LLP AS EXELON CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 2002.

PROPOSAL 3:
APPROVAL OF THE EXELON CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     The Exelon Corporation Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the board of directors of Exelon Corporation on May 11, 2001 and became effective on June 1, 2001, subject to approval by the shareholders of Exelon Corporation. If shareholders do not approve the Purchase Plan, it will cease to be effective on May 10, 2002.

PURPOSE OF THE PURCHASE PLAN

     The purpose of the Purchase Plan is to provide an added incentive for eligible employees of Exelon Corporation and its participating subsidiaries to remain employed by such companies and to encourage increased efforts to promote Exelon Corporation's best interests, by permitting those employees to purchase shares of Exelon Corporation common stock at below-market prices through payroll deductions. The Purchase Plan replaces employee stock purchase plans formerly maintained by PECO Energy Company and Unicom Corporation.

PRINCIPAL TERMS OF THE PURCHASE PLAN

     Under the Purchase Plan, eligible employees of Exelon Corporation and designated subsidiaries (currently subsidiaries in which Exelon Corporation directly or indirectly owns at least 80% of the total value or voting power) may authorize their employers to withhold up to 10% of their regular base pay and to use those amounts to purchase shares of Exelon Corporation common stock. The Purchase Plan establishes four purchase periods beginning on January 1, April 1, July 1 and October 1 of each year. A participant's payroll deductions are accumulated and used to purchase shares of Exelon Corporation common stock as soon as practicable after the end of each purchase period. The purchase price per share for any purchase period is equal to 90% of the lesser of the closing price on the New York Stock Exchange of a share of Exelon Corporation common stock on the first day of the purchase period or the last day of the purchase period on which the Exchange is open. Dividends on shares purchased under the Purchase Plan will be paid in cash unless the participant elects to have the dividends reinvested to purchase additional shares of Exelon Corporation common stock. Shares purchased with reinvested dividends will be purchased at fair market value with no discount. In addition to the 10% limit on payroll deductions, a participant in the Purchase

Plan may not purchase more than 125 shares in any purchase period (500 shares per year) or more than $25,000 in fair market value of stock in any calendar year. An individual's purchases under the Purchase Plan also will be limited if they would cause the employee to own 5% or more of the total combined voting power or value of all classes of stock of Exelon Corporation or any of its subsidiaries. The full text of the Purchase Plan is attached as Appendix A.

AVAILABLE SHARES; PARTICIPATING EMPLOYEES

     Under the terms of the Purchase Plan, the maximum number of shares of Exelon Corporation common stock that may be purchased under the Purchase Plan is 3,000,000, subject to adjustment for stock dividends, stock splits or combinations of shares of Exelon Corporation common stock. Through the purchase period that ended December 31, 2001, 137,648 shares of Exelon Corporation common stock had been purchased under the Purchase Plan. John W. Rowe, President and Co-CEO, has purchased 394 shares under the Purchase Plan. As of March 1, 2002, approximately 28,705 employees were eligible to participate in the Purchase Plan and 3,647 were participating in the Purchase Plan.

ADMINISTRATION OF THE PURCHASE PLAN

     The Purchase Plan is administered by the Treasurer of Exelon Corporation (the "Plan Administrator"). The Plan Administrator has the power and authority to interpret and administer the Purchase Plan, to establish rules and regulations and appoint agents as deemed appropriate for the proper administration of the Purchase Plan and to designate which subsidiaries of Exelon Corporation may participate in the Purchase Plan.

AMENDMENT AND TERMINATION

     The board of directors or the Plan Administrator may suspend or amend the Purchase Plan from time to time, but no amendment may (a) materially adversely affect any purchase rights outstanding under the Purchase Plan during the purchase period in which the amendment is adopted, (b) increase the maximum number of shares of Exelon Corporation common stock which may be purchased under the Purchase Plan, or (c) decrease the purchase price of a share of Exelon Corporation common stock for any purchase period below the lesser of 85% of the fair market value of a share on the first day of the purchase period and 85% of the fair market value of a share on the last day of the purchase period. The board of directors or the Plan Administrator may terminate the Purchase Plan at any time. The Purchase Plan will terminate automatically when the maximum number of shares that may be purchased under the Purchase Plan has been purchased or in the event of a change in control of Exelon Corporation.

FEDERAL TAX TREATMENT

     Under current U.S. federal tax law, if an employee holds stock acquired under an "employee stock purchase plan" for a period of two years or more, any profit to the employee on resale, up to the amount of the discount from market value on the purchase date, is subject to tax as ordinary income and the balance is subject to tax as a capital gain. If the stock is held for such period, Exelon Corporation is not allowed to deduct from its income for federal income tax purposes the value of the purchase right to the employee. If an employee disposes of stock within two years of its acquisition, the employee's entire discount from market value on his purchase date is subject to tax as ordinary income; any further profit will be subject to tax as a capital gain; any loss, after considering the full 10% discount as ordinary income, will be treated as a capital loss; and Exelon Corporation will be entitled to a federal income tax deduction equal to the entire discount.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PURCHASE PLAN.

PROPOSAL 4:
APPROVAL OF AMENDMENTS TO THE EXELON LONG TERM INCENTIVE PLAN

     The Exelon Long-Term Incentive Plan (the "Incentive Plan") was originally established by PECO Energy Company ("PECO") in 1989 as the PECO Energy Company 1989 Long-Term Incentive Plan. In connection with the exchange of PECO shares for shares of Exelon Corporation and the merger of Unicom Corporation ("Unicom") with and into Exelon Corporation, effective October 20, 2000, Exelon Corporation assumed sponsorship of the Incentive Plan and the Incentive Plan was amended to change its name and otherwise reflect the share exchange and the merger.

     On January 28, 2002, the board of directors of Exelon Corporation approved an amendment and restatement of the Incentive Plan, subject to shareholder approval. The material differences from the existing plan that are being made by the amendment are as follows: (a) adding 13,000,000 shares of Exelon Corporation common stock to the shares previously authorized to be available for grants under the Incentive Plan and limiting the number of shares that may be granted under the Incentive Plan at full value as restricted stock, performance shares or phantom stock (all of which are described below) to three million, (b) increasing the number of shares that can granted to any individual in any calendar year from five hundred thousand to one million, (c) allowing the compensation committee of the board of directors, which administers the Incentive Plan, to delegate its authority under the Incentive Plan and authorizing the Chief Executive Officer(s) of Exelon Corporation to make special grants to employees generally below the level of Senior Vice President, subject to maximum numbers of shares that may be granted in any single year in total and to any individual, (d) clarifying the ability of the board of directors to cancel certain grants or substitute grants of another company's stock if Exelon Corporation is a party to a merger, sale, consolidation, reorganization or other similar corporate transaction, (e) changing the definition of "change in control" for purposes of the Incentive Plan to be consistent with the definition of that term in the change of control agreements Exelon Corporation has entered into with senior executives described under "Employment Agreements -- Change in Control Severance Arrangements" and (f) limiting the definition of "retirement," which accelerates and extends the exercisability of stock options under the existing Incentive Plan, to retirement under the applicable retirement plan of Exelon Corporation. The amendment also increases from twenty-one to thirty-three the number of business criteria which may be used to establish performance goals for grants and awards under the Incentive Plan which qualify as "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code and are therefore not subject to the compensation deduction limitations of
Section 162(m). These business criteria are: (1) cumulative Shareholder Value Added (SVA), (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of common stock, (5) net income, (6) total shareholder return, (7) earnings before interest and taxes (EBIT), (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets, (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities, (28) expense ratios, (29) total expenditures, (30) completion of key projects, (31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization (EBITDA), or (33) any individual performance objective which is measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company's or Subsidiary's business.

     The full text of the Incentive Plan as it is proposed to be amended is attached as Appendix B to this Proxy Statement.

PURPOSES OF THE INCENTIVE PLAN AND THE AMENDMENT

     The purpose of the Incentive Plan is to encourage designated key employees of Exelon Corporation and its subsidiaries to contribute materially to the growth of Exelon Corporation, thereby benefiting Exelon Corporation's shareholders.

     The Incentive Plan provides for a variety of awards that can be flexibly administered in order to attract and retain well-qualified employees by providing them with performance-based incentives that align those employees' interests with those of Exelon Corporation's shareholders through the increase in the proprietary interest of those employees in the growth and success of Exelon Corporation. The board of directors believes that the Incentive Plan permits Exelon Corporation to keep pace with developments in compensation programs and makes Exelon Corporation competitive with other companies that offer creative incentives to attract and keep employees.

     As of March 1, 2002, fewer than 1,150,000 shares remained available for grants under the Incentive Plan. See "Available Shares and Outstanding Awards" below. One purpose of the amendment is to make additional shares available for future grants under the Incentive Plan. The proposed amendment of the Incentive Plan also is intended to provide the Compensation Committee with additional flexibility to make large grants where appropriate to reward extraordinary performance and to enable the Chief Executive Officer(s) of Exelon Corporation to make special grants rewarding exceptional performance in circumstances, and at levels of employment, that might otherwise not be recognized.

PRINCIPAL TERMS OF THE INCENTIVE PLAN

     Key management employees of Exelon Corporation and its subsidiary companies (in which Exelon Corporation owns directly or indirectly at least 50% of the combined voting power of all classes of stock entitled to vote) are eligible to be selected to participate in the Incentive Plan. Approximately 650 persons are eligible to participate in the Incentive Plan.

     The Incentive Plan authorizes the following types of grants singly, in combination or in tandem:

     Stock Options. Grants consist of options to purchase shares of Exelon Corporation's common stock, which may be "incentive stock options" or non-qualified stock options. Incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code and carry some potential tax advantages for the recipient. Non-qualified stock options are not subject to those requirements and do not carry such advantages. Each stock option grant specifies the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of stock subject to the option. The exercise price of stock option may not be less than the fair market value of a share of Exelon Corporation common stock on the date the option is granted. The exercise price of an option may be paid by a participant in cash, shares of Exelon Corporation common stock owned by the participant if approved by the Compensation Committee, a combination thereof or such other consideration as the Compensation Committee may deem appropriate.

     Stock Appreciation Rights. A stock appreciation right ("SAR") is a right to receive a payment (either in cash, shares of Exelon Corporation common stock, or a combination thereof) equal to the appreciation in market value of a stated number of shares of Exelon Corporation common stock. The appreciation is measured by the difference between a base amount stated in the SAR and the market value of a share of Exelon Corporation common stock on the date of exercise of the SAR. A SAR may be granted in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Non-tandem SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or, in the case of a non-qualified stock option, at any time thereafter during the term of such option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR is cancelled automatically to the extent that the number of shares subject to the Tandem SAR exceeds the number of remaining shares subject to the related stock option.

     Restricted Stock. Grants are made of restricted shares of Exelon Corporation common stock. Such grants will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Compensation Committee deems appropriate, which may include vesting periods, restrictions on transferability and requirements of continued employment.

     Performance Shares and Performance Units. Performance shares are shares of Exelon Corporation common stock and performance units which are valued by reference to criteria chosen by the Compensation Committee. Such grants are contingent on the attainment over a specified period of time of certain performance objectives. The length of the performance period, the performance objectives to be achieved and the measure of whether and to what degree such objectives have been achieved are determined by the Compensation Committee. Amounts earned under performance shares and performance units may be paid in cash, shares of Exelon Corporation common stock or both.

     Phantom Stock. Phantom stock is a grant expressed in terms of, but not actually represented by, a number of shares of Exelon Corporation common stock. The Compensation Committee establishes the initial value of the phantom stock at the time of grant, which may be greater than, equal to or less than the fair market value of a share of Exelon Corporation common stock. The Compensation Committee also determines the time at which the phantom stock will be paid and whether such payment will be in the form of cash, shares of Exelon Corporation common stock or a combination of both. Any cash payment will be the fair market value of shares of Exelon Corporation common stock on the payment date equal in number to the number of shares of phantom stock being paid in cash.

     Dividend Equivalents. Each dividend equivalent represents the right to receive an amount in cash, or in shares of Exelon Corporation common stock having a fair market value, equal to the amount of each dividend paid on one share of Exelon Corporation common stock during a period of time established by the Compensation Committee. Dividend equivalents may be paid currently or accrued as contingent cash obligations payable at a time or times specified by the Compensation Committee. Dividend equivalents may be granted separately or in connection with grants of stock options or phantom stock under the Incentive Plan.

     The Incentive Plan currently limits the maximum aggregate number of shares of Exelon Corporation common stock that may be granted to any given individual in any calendar year to 500,000 (proposed to be amended to 1,000,000). The proposed amendment also adds to the Incentive Plan a provision that limits the number of shares available to be granted under the

Incentive Plan at full value as restricted stock, performance shares or phantom stock to 3,000,000.

     Grants are evidenced by written agreements containing the terms, conditions, restrictions and/or limitations covering the grant.

AVAILABLE SHARES AND OUTSTANDING AWARDS

     On October 20, 2000, the effective date of the exchange of PECO shares for shares of Exelon Corporation common stock and the merger of Unicom with and into Exelon Corporation, 10,800,000 shares of Exelon Corporation common stock were available for grants under the Incentive Plan. Since then, grants covering 9,883,672 shares have been made under the Incentive Plan and grants covering 232,651 shares have expired or been forfeited, leaving 1,148,979 shares of Exelon Corporation common stock available for future grants under the Incentive Plan as of March 1, 2002. Approval of the proposed amendment of the Incentive Plan will increase the number of shares available for future grants under the Incentive Plan to approximately 14,148,000. As of March 1, 2002, the market price of Exelon Corporation common stock was $50.52 per share.

     Neither the number of shares or units that may be granted under the Incentive Plan in 2002, nor the dollar value of such benefits, is determinable. Because of the similarities of the existing Incentive Plan and the Incentive Plan as it will exist if the proposed amendment is approved, Exelon Corporation believes that, if the Incentive Plan as proposed to be amended had been in effect in 2001, participants (including Mr. McNeill, Mr. Rowe, Mr. Kingsley, Ms. Strobel, Mr. Lawrence, and Mr. Mehrberg) would have received the same types and amounts of grants as they received under the existing Incentive Plan in 2001.

INCENTIVE PLAN ADMINISTRATION

     The Incentive Plan is administered by the compensation committee of the board of directors of Exelon Corporation. No member of the compensation committee is eligible to participate in the Incentive Plan. Among the powers granted to the compensation committee are the authority to interpret the Incentive Plan, establish rules and regulations for its operation, select employees of Exelon Corporation and its subsidiaries to receive awards, and determine the form, amount of other terms and conditions of awards. The compensation committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerate awards. Under the proposed amendment to the Incentive Plan, the Chief Executive Officer(s) of Exelon Corporation may make special grants of stock options, restricted stock, stock appreciation rights, performance shares, performance units and phantom stock, subject to limitations on the numbers of shares that may be granted in total and to any individual in any single year and to limitations on the levels of employees who may receive such grants.

AMENDMENT AND TERMINATION

     The board of directors may amend the Incentive Plan at any time but may not, without shareholder approval, adopt any amendment which would increase the number of shares of common stock available for grants under the Incentive Plan or which would cause the Incentive Plan to lose its exemption under Securities and Exchange Commission Regulation Section 240.16b-3.

     The Incentive Plan has no fixed termination date but may be terminated by the board at any time. Termination of the Incentive Plan will not affect the status of any grants outstanding at the date of termination.

FEDERAL TAX TREATMENT.

     Under current U.S. federal tax law, the following is a brief summary of the U.S. federal income tax consequences generally arising with respect to awards under the Incentive Plan.

     A participant who is granted an incentive stock option will not recognize any taxable income at the time of the grant of the option or at the time of its exercise. If the participant does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss, and the Exelon Corporation will not be entitled to any deduction for federal income tax purposes.

     A participant who is granted a non-qualified option will not recognize taxable income at the time of grant, but will recognize taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Exelon Corporation will be entitled to a tax deduction for the amount of income recognized by the participant.

     A participant who is granted a SAR will not recognize any taxable income at the time of grant, but will recognize taxable income at the time of exercise equal to the difference between the reference price of the shares and the market price of the shares on the date of exercise, and the Exelon Corporation will be entitled to a tax deduction for the amount of income recognized by the participant.

     A participant who has been granted either performance units or performance shares will not recognize taxable income at the time of the grant. A participant will recognize ordinary income at the time the grant is paid equal to the amount of cash paid or the value of shares delivered, and the Exelon Corporation will be entitled to a tax deduction for the amount of income recognized by the participant.

     A participant who has been granted restricted stock will not recognize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Exelon Corporation will be entitled to a corresponding tax deduction.

     A participant who has been granted phantom stock will not recognize taxable income at the time of the grant. A participant will recognize ordinary income at the time the grant is paid equal to the amount of cash paid or the value of shares delivered, and Exelon Corporation will be entitled to a tax deduction for the amount of income recognized by the participant.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE INCENTIVE PLAN.

PROPOSAL 5:
PROPOSAL TO INVEST IN CLEAN ENERGY

     Mr. Robert B. Mills, 1233 12th St. NW, Washington, DC 20005, who owns
114 1/2 shares of Exelon common stock, has notified the Company that he intends to present the following proposal at the annual meeting:

     "Be it resolved that the shareholders recommend that Exelon Corporation should invest sufficient resources to build new electrical generation from solar and wind power sources to replace approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years."

SUPPORTING STATEMENT

     "Utility deregulation demands the company present a good public image, and the public is demanding progress towards clean energy.

     Efforts must be made to slow down changes in global climate so that we can continue to survive on planet earth.

     The proposal allows flexibility in schedule for the Board of Directors to implement this proposal. The 20% figure is just a reasonable and conservative goal to aim for.

     A one percent yearly addition to generation capacity allows for small pilot plants to be built and tried as the program advances.

     The company should look to building facilities that are made to last a long time.

     Solar power towers, wind farms, solar photovoltaic arrays and parabolic solar thermal collectors already exist in other places in this range of power production, proving that Exelon could realistically build such facilities in Pennsylvania, Illinois and elsewhere."

STATEMENT OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote AGAINST this proposal because the proposal sets unreasonable targets that are not based on sound business, technical or economic assumptions, because the proposal would be very expensive to implement and because the proposal purports to commit the Company to a particular strategy over a very long period of time.

     Exelon Corporation believes that development of clean, renewable energy sources is very important. The Company supports research and development of renewable energy technologies and participates in a number of commercial projects for clean, renewable energy that are consistent with its business strategy and its investment policies. In the City of Chicago, for example, Commonwealth Edison Company, the City of Chicago and other governmental and private entities have created a unique partnership to develop solar generating resources. Exelon Power Team has signed 20-year agreements to purchase the output of three Pennsylvania wind farms. Commonwealth Edison also recently entered into agreements to connect a proposed wind-powered generating facility in Illinois to its network and to purchase the electric energy generated by that facility. The Company also owns and purchases electric power generated from landfill gas.

     The proposal, if adopted by shareholders, would require Exelon Corporation to develop, at its sole cost, solar and wind-power sources without reference to any economic, scientific or technical data on which to evaluate such actions. The requirement to replace one percent of system capacity per year is stated as absolute, regardless of whether such replacements are practical and regardless of cost.

     Generation of electric energy represents a significant portion of the Company's business and Exelon Corporation is the largest owner and operator of nuclear generating facilities in the country. Changes in the composition of electric generating systems such as Exelon's are not easily made in the kind of successive yearly increments of one percent envisioned by this proposal. In addition, the proposal would actually require the Company to dismantle parts of its generating system which may be highly productive, since the proposal dictates that capacity be replaced rather than adding solar and wind-powered generation to existing capacity. The costs of dismantling approximately 200 megawatts of generating capacity a year, together with the costs of constructing and maintaining new solar or wind-powered generating facilities to replace existing facilities, would be substantial.

     The timing and advisability of implementing business strategies, including strategies for generation of electric energy, depend on many factors and must be flexible enough to adjust for economic, technological, regulatory and environmental changes, as well as the demands of consumers. Yet the proposal would lock Exelon Corporation into a very specific and highly restrictive schedule of replacing generating capacity over a period of 20 years without regard to market, economic, technological, regulatory or environmental developments. The Board of Directors believes that such an inflexible business strategy is unwarranted and not in the best interests of shareholders.

     The board of directors recommends a vote AGAINST this proposal.

DISCRETIONARY VOTING AUTHORITY

     The board of Exelon Corporation knows of no other matters to be presented for action at the meeting. As to any other matters that may properly come before the meeting, the individuals serving as proxies intend to vote in their best judgment. Your signed proxy card gives authority to Randall E. Mehrberg and Katherine K. Combs to vote on these matters.

                              BENEFICIAL OWNERSHIP

     This table indicates how much Exelon Corporation common stock was owned by the beneficial owners of more than 5% of Exelon common stock, and by the Company's directors and executive officers as of December 31, 2001.

     - The shares listed as "Beneficially Owned" include stock options exercisable within 60 days of December 31, 2001.

     - The shares listed as "May Be Acquired" include shares of Exelon Corporation common stock which can be acquired upon the exercise of stock options granted under Exelon Corporation plans that are not exercisable within 60 days of December 31, 2001.

     - The shares listed as "Deferred Share Equivalents" include shares not considered to be "beneficially owned" under rules of the Securities and Exchange Commission because they are deferred under Exelon Corporation plans.

     - Beneficial ownership of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon Corporation common stock.

--------------------------------------------------------------------------------------------------
                                            BENEFICIALLY               DEFERRED
                                               OWNED        MAY BE       SHARE
NAME                                           SHARES      ACQUIRED   EQUIVALENTS     TOTAL
--------------------------------------------------------------------------------------------------
 Wellington Management Company, LLP(1)       23,919,260                             23,919,260
 Oppenheimer Capital LLC(2)                  19,093,588                             19,903,588
--------------------------------------------------------------------------------------------------
 Edward A. Brennan, Director                      3,954                   3,837          7,791
 Carlos H. Cantu, Director                        3,012                   1,156          4,168
 Daniel L. Cooper, Director                         185                   5,157          5,342
 M. Walter D'Alessio, Director                    1,165        6,000     10,991         18,156
 Bruce DeMars, Director                           4,130                   1,537          5,667
 G. Fred DiBona, Jr., Director                      950                   4,454          5,404
 Sue L. Gin, Director                            12,588                   2,857         15,445
 Richard H. Glanton, Director                       100                   6,534          6,634
 Rosemarie B. Greco, Director                     1,000                   5,527          6,527
 Edgar D. Jannotta, Director                      6,620                   7,445         14,065
 John M. Palms, Ph.D., Director                   1,175                  12,121         13,296
 John W. Rogers, Jr., Director                    2,188                   2,935          5,123
 Ronald Rubin, Director                           1,359        6,000     11,123         18,482
 Richard L. Thomas, Director                     10,567                   4,724         15,291
 Corbin A. McNeill, Jr., Director &
   Officer                                    1,128,393      375,266     26,754      1,530,413
 John W. Rowe, Director & Officer               506,129      372,916     63,529        942,574
 Oliver D. Kingsley, Jr., Officer               200,748      125,083     66,911        392,742
 Pamela B. Strobel, Officer                     103,193       69,696     20,594        193,843
 Kenneth G. Lawrence, Officer                   114,158       48,200      7,606        169,964
 Randall E. Mehrberg, Officer                         0       63,000          0         63,000
--------------------------------------------------------------------------------------------------
 Directors & Executive Officers as a
   group (28)                                 2,600,998    1,425,196    311,524      4,337,718
--------------------------------------------------------------------------------------------------

                              BENEFICIAL OWNERSHIP

(1) In a Form 13G filed with the SEC on February 14, 2002, an investment adviser, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, disclosed that as of December 31, 2001, it was the beneficial owner of 23,919,260 Exelon shares, or approximately 7.45% of Exelon's issued and outstanding common shares. Wellington disclosed that it shared voting power as to 14,539,002 shares and shared dispositive power as to 23,919,920 shares.

(2) In a Form 13G filed with the SEC on February 12, 2002, an investment adviser, Oppenheimer Capital LLC, 1345 Avenue of the Americas, 49th Floor, New York, NY 10105, disclosed that as of December 31, 2001, it was the beneficial owner of 19,093,588 Exelon shares, or approximately 5.99% of Exelon's issued and outstanding common shares, and that it held sole voting and dispositive power as to these shares.

     This table does not include 489,093 shares of common stock held under the Exelon Corporation Retirement Plan. Mr. McNeill, Mr. Rowe, Mr. D'Alessio, Mr. DiBona, Mr. Jannotta and Mr. Thomas are members of the executive committee which monitors the investment policy and performance of the investments under that plan.

                               BOARD OF DIRECTORS


[CORBIN A. McNEILL PHOTO]                             [EDWARD A. BRENNAN PHOTO]
 CORBIN A. MCNEILL, JR.      [JOHN W. ROWE PHOTO]         EDWARD A. BRENNAN       [CARLOS H. CANTU PHOTO]
                                 JOHN W. ROWE                                         CARLOS H. CANTU

CORBIN A. McNEILL, JR.

Mr. McNeill, age 62. Director, Chairman, and co-CEO of Exelon Corporation since October 20, 2000. Class I director. Former chairman, president and CEO of PECO Energy Company. Other directorship: Associated Electric and Gas Insurance Services Limited. In February 2002, Mr. McNeill announced that he will retire as an officer and director of Exelon effective immediately after the 2002 annual meeting of shareholders.

JOHN W. ROWE

Mr. Rowe, age 56. Director, President, and co-CEO of Exelon Corporation since October 20, 2000. Class II director. Former chairman, president, and CEO of Unicom Corporation and Commonwealth Edison Company. Former president and CEO of New England Electric System. Other directorship: UnumProvident Corporation.

EDWARD A. BRENNAN

Mr. Brennan, age 68. Director of Exelon Corporation since October 20, 2000. Class II director. Retired Chairman and CEO of Sears, Roebuck and Co. (retail merchandiser). Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: The Allstate Corporation, AMR Corporation, Minnesota Mining and Manufacturing Company, and Morgan Stanley.

CARLOS H. CANTU

Mr. Cantu, age 68. Director of Exelon Corporation since October 20, 2000. Class I director. Retired President and Chief Executive Officer of The ServiceMaster Company (service businesses). Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: The ServiceMaster Company (Senior Chairman) and First Tennessee National Corporation.

                               BOARD OF DIRECTORS


[DANIEL L. COOPER PHOTO]                                [BRUCE DEMARS PHOTO]
    DANIEL L. COOPER         [M. WALTER D'ALESSIO           BRUCE DeMARS           [G. FRED DIBONA, JR.
                                    PHOTO]                                                PHOTO]
                              M. WALTER D'ALESSIO                                   G. FRED DiBONA, JR.

DANIEL L. COOPER

Admiral Cooper, age 67. Director of Exelon Corporation since October 20, 2000. Class I director. Previously served as Vice-President and General Manager, Nuclear Services Division of Gilbert/Commonwealth, Inc. Retired Assistant Chief of Naval Operations (Undersea Warfare). Former Director and Vice-Chairman of the Board of USAA Insurance Company (insurance and financial services company). Former Chairman of the Advisory Board of the Applied Research Laboratory of The Penn State University. Former director of PECO Energy Company.

M. WALTER D'ALESSIO

Mr. D'Alessio, age 68. Director of Exelon Corporation since October 20, 2000. Class III director. Chairman and CEO of Legg Mason Real Estate Services (commercial mortgage, banking, and pension fund advisors). Former director of PECO Energy Company. Other directorships: Independence Blue Cross, Brandywine Real Estate Investment Trust, and Point Five Technologies.

BRUCE DeMARS

Admiral DeMars, age 66. Director of Exelon Corporation since October 20, 2000. Class II director. Partner, RSD, LLC. Retired Admiral, U.S. Navy, and former Director of the Naval Nuclear Propulsion Program. Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: McDermott International Inc., and Oceanworks International, Inc.

G. FRED DiBONA, JR.

Mr. DiBona, age 51. Director of Exelon Corporation since October 20, 2000. Class I director. President and CEO of Independence Blue Cross (health insurance organization). Also chairman, president, and CEO of Keystone Health Plan East, a subsidiary of Independence Blue Cross. Former chairman of the Blue Cross and Blue Shield Association. Former director of PECO Energy Company. Other directorships: Tasty Baking Company, Philadelphia Suburban Corporation, Eclipsys Corporation, and Magellan Health Services, Inc.

                               BOARD OF DIRECTORS


   [SUE L. GIN PHOTO]                                    [ROSEMARIE B. GRECO
       SUE L. GIN             [RICHARD H. GLANTON              PHOTO]            [EDGAR D. JANNOTTA PHOTO]
                                    PHOTO]               ROSEMARIE B. GRECO          EDGAR D. JANNOTTA
                              RICHARD H. GLANTON

SUE L. GIN

Ms. Gin, age 59. Director of Exelon Corporation since October 20, 2000. Class I director. Founder, owner, chairman and CEO of Flying Food Group, Inc. (in-flight catering company). Former director of Unicom Corporation and Commonwealth Edison Company.

RICHARD H. GLANTON

Mr. Glanton, age 55. Director of Exelon Corporation since October 20, 2000. Class II director. Partner of the law firm of Reed Smith Shaw & McClay LLP. Former director of PECO Energy Company. Other directorships: CGU Corporation, Philadelphia Suburban Corporation, Philadelphia Suburban Water Company, and Wackenhut Corrections Corporation.

ROSEMARIE B. GRECO

Ms. Greco, age 55. Director of Exelon Corporation since October 20, 2000. Class III director. Principal of GRECOventures Ltd. Former president of CoreStates Financial Corporation and former director, president and CEO of CoreStates Bank, N.A. Former director of PECO Energy Company. Other directorships: Sunoco, Inc., Pennsylvania Real Estate Investment Trust, and Radian Group, Inc. Trustee of SEI I Mutual Funds of SEI Investments.

EDGAR D. JANNOTTA

Mr. Jannotta, age 70. Director of Exelon Corporation since October 20, 2000. Class I director. Chairman of William Blair & Company, L.L.C. (investment banking and brokerage company). Former managing partner and senior partner of William Blair & Company. Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: AAR Corp., Aon Corporation, Bandag, Incorporated, Inforte Corp., and Molex Incorporated.

                               BOARD OF DIRECTORS


  [JOHN M. PALMS, Ph.D.                                 [RONALD RUBIN PHOTO]
         PHOTO]              [JOHN W. ROGERS, JR.           RONALD RUBIN         [RICHARD L. THOMAS PHOTO]
  JOHN M. PALMS, PH.D.              PHOTO]                                           RICHARD L. THOMAS
                              JOHN W. ROGERS, JR.

JOHN M. PALMS, Ph.D.

Dr. Palms, age 66. Director of Exelon Corporation since October 20, 2000. Class III director. President of the University of South Carolina and Professor of Physics since 1991. Former president of Georgia State University; Former Vice-President for Academic Affairs and the Charles Howard Chandler Professor of Physics at Emory University. Former director of PECO Energy Company. Other directorships: Fortis, Inc., SIMCOM International Holdings, Inc., National Merit Scholarship Corporation, National Collegiate Athletic Association (NCAA); chairman of the Board of Trustees of the Institute for Defense Analyses, and formerly a member of the Advisory Council for the Institute of Nuclear Power Operations.

JOHN W. ROGERS, JR.

Mr. Rogers, age 44. Director of Exelon Corporation since October 20, 2000. Class III director. Founder, Chairman and CEO of Ariel Capital Management, Inc. (an institutional money management firm). Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: Aon Corporation, Bank One Corporation, and GATX Corporation.

RONALD RUBIN

Mr. Rubin, age 70. Director of Exelon Corporation since October 20, 2000. Class II director. Chairman and CEO of the Pennsylvania Real Estate Investment Trust, (a real estate management and development company). Former director of PECO Energy Company.

RICHARD L. THOMAS

Mr. Thomas, age 71. Director of Exelon Corporation since October 20, 2000. Class III director. Retired Chairman of First Chicago NBD Corporation (banking and financial services) and the First National Bank of Chicago. Former director of Unicom Corporation and Commonwealth Edison Company. Other directorships: IMC Global Inc., The PMI Group, Inc., The SABRE Holdings Corporation, Sara Lee Corporation, and Outsourcing Solutions, Inc.

                                BOARD COMMITTEES

-------------------------------------------------------------------------------------------
                                COMMITTEE MEMBERSHIP ROSTER
                                  AS OF JANUARY 29, 2002
-------------------------------------------------------------------------------------------

                                                                               CORPORATE
          NAME              BOARD     EXECUTIVE     AUDIT     COMPENSATION     GOVERNANCE
-------------------------------------------------------------------------------------------
 C. A. McNeill, Jr.            X*         X
-------------------------------------------------------------------------------------------
 J. W. Rowe                    X          X*
-------------------------------------------------------------------------------------------
 E. A. Brennan                 X                                   X*
-------------------------------------------------------------------------------------------
 C. H. Cantu                   X                      X*
-------------------------------------------------------------------------------------------
 D. L. Cooper                  X                      X                            X
-------------------------------------------------------------------------------------------
 M. W. D'Alessio               X          X                                        X*
-------------------------------------------------------------------------------------------
 B. DeMars                     X
-------------------------------------------------------------------------------------------
 G. F. DiBona, Jr.             X          X
-------------------------------------------------------------------------------------------
 S. L. Gin                     X                      X
-------------------------------------------------------------------------------------------
 R. H. Glanton                 X
-------------------------------------------------------------------------------------------
 R. B. Greco                   X                                   X
-------------------------------------------------------------------------------------------
 E. D. Jannotta                X          X                                        X
-------------------------------------------------------------------------------------------
 J. M. Palms                   X                      X
-------------------------------------------------------------------------------------------
 J. W. Rogers, Jr.             X                                                   X
-------------------------------------------------------------------------------------------
 R. Rubin                      X                                   X
-------------------------------------------------------------------------------------------
 R. L. Thomas                  X          X                        X
-------------------------------------------------------------------------------------------
 No. of Meetings in 2001      13          3           7            6               4
-------------------------------------------------------------------------------------------

-------------------------  -------------------------------------------------------------------------------------------
                                   COMMITTEE MEMBERSHIP ROSTER
                                     AS OF JANUARY 29, 2002
-------------------------  -------------------------------------------------------------------------------------------
                                            ENERGY
                               GENCO       DELIVERY      ENTERPRISES
          NAME               OVERSIGHT     OVERSIGHT      OVERSIGHT
-------------------------  -------------------------------------------------------------------------------------------
 C. A. McNeill, Jr.
--------------------------------------------------------------------------------------
 J. W. Rowe
-------------------------------------------------------------------------------------------
 E. A. Brennan                   X
-------------------------------------------------------------------------------------------
 C. H. Cantu                                                  X
-------------------------------------------------------------------------------------------
 D. L. Cooper
-------------------------------------------------------------------------------------------
 M. W. D'Alessio
-------------------------------------------------------------------------------------------
 B. DeMars                       X             X
-------------------------------------------------------------------------------------------
 G. F. DiBona, Jr.                             X
-------------------------------------------------------------------------------------------
 S. L. Gin                                                    X*
-------------------------------------------------------------------------------------------
 R. H. Glanton                   X                            X
-------------------------------------------------------------------------------------------
 R. B. Greco                                   X*
-------------------------------------------------------------------------------------------
 E. D. Jannotta
-------------------------------------------------------------------------------------------
 J. M. Palms                     X*
-------------------------------------------------------------------------------------------
 J. W. Rogers, Jr.                             X
-------------------------------------------------------------------------------------------
 R. Rubin                                                     X
-------------------------------------------------------------------------------------------
 R. L. Thomas
-------------------------------------------------------------------------------------------
 No. of Meetings in 2001         4             4              8
-------------------------------------------------------------------------------------------

*Chairperson

     The board of directors approved the charter for each committee. Each committee reviews its own charter and conducts an assessment of its own performance. The corporate governance committee reviews each of the individual committee assessments and presents the findings to the full Board.

     Audit: The Audit Committee reviews financial reporting and accounting practices and internal control functions. The committee also reviews and makes recommendations to the full board regarding risk management policy and risk limits, officers' and directors' expenses, compliance with appropriate policies and the Company's code of business conduct, and environmental, legal and regulatory compliance matters. This committee recommends the independent accountants and approves the scope of the annual audit by the independent accountants and internal auditors. All members of this committee are independent directors. The committee meets outside the presence of management for portions of its meetings with both the independent accountants and the internal auditors.

     Compensation: The Compensation Committee reviews executive compensation and administers and oversees the employee benefit plans and programs. The committee makes recommendations to the full board for approval of compensation for the positions of chairman, chief executive officer, president and executive vice president. The committee also oversees executive and management development programs and reviews succession planning and related leadership continuity matters. When appropriate, the committee uses the services of an independent compensation consultant who reports directly to the committee. All members of the committee are independent directors.

     Corporate Governance: The Corporate Governance Committee considers and recommends nominees for election as directors. The committee reviews individual committee self-assessments and makes recommendations on board and committee organization, membership, functions, compensation and effectiveness. The committee coordinates the board's role in establishing performance criteria for the Co-Chief Executive Officers and evaluating the Co-Chief Executive Officers' performance. The Committee also oversees director orientation and continuing education programs and oversees the Company's efforts to promote diversity among directors, officers, employees and contractors. All members of this committee are independent directors.

     Executive: The Executive Committee reviews and makes recommendations to the full board about significant financial matters and strategic and other business opportunities. The committee acts on behalf of the full board when the board is not in session. The committee also oversees the management and investment of assets in the Company's service annuity fund and nuclear decommissioning trust funds.

     Energy Delivery Oversight: The Energy Delivery Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the safe, reliable and cost effective delivery of energy and related differentiated products and services to consumers. The committee also oversees the development of a growth strategy for the Energy Delivery business. The committee reviews the regulatory and public policy strategies and practices of the Energy Delivery business and its relations with regulators, public officials, consumers and other stakeholders.

     Enterprises Oversight: The Enterprises Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the performance of its unregulated businesses. The committee reviews any significant investments, acquisitions, divestitures, major initiatives or changes in the Enterprises strategy. The committee also reviews the Enterprises budget and business plans and monitors the Enterprises business, operating and financial performance and key performance indicator results and trends. The committee reviews the Enterprises risk management strategy, policies and procedures.

     Genco Oversight: The Genco Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by the Company, or its subsidiaries, including those in which the Company has significant equity or operational interests. The committee also assists the full board in fulfilling its fiduciary responsibilities towards facilities in which the Company has non-operational or minority ownership interests. The committee reviews potential acquisitions and divestitures, major investments and changes in strategy regarding the generating facilities and power marketing activities. The committee also oversees the power marketing activities of the Power Team, reviews and makes recommendations to the full board on power trading risk management strategy and performance and the hedged condition of the generation portfolio.

     Each director attended at least eighty-five percent of the meetings of the board and the meetings of committees of which he or she was a member.

                               BOARD COMPENSATION

     Employee directors receive no compensation, other than their normal salary, for serving on the board or its committees.

     Exelon Corporation's total compensation target for directors who are not officers of Exelon Corporation was the 50th percentile of a peer group consisting of both general and utility industry companies. The compensation program was reviewed again in 2001 and the compensation target remained consistent with the 50th percentile of Exelon's peer group.

     Directors are paid in cash and deferred stock units as set forth below, and are reimbursed expenses, if any, for attending meetings:

          $25,000    Annual board retainer
          $ 1,500    Meeting fee
          $ 3,000    Annual retainer for chairmanship of committees
          $50,000    Annual grant of deferred stock units (dollar value)

     Directors are required to own at least 3,000 shares of Exelon Corporation common stock or stock units within three years after their election to the board.

     Directors can elect to defer receiving their cash compensation until retirement, death or until they no longer serve as director. Deferred compensation is put into an unfunded account and credited with interest, equal to the amount that would have been earned had the compensation been invested in a variety of mutual funds, including one fund composed exclusively of Exelon common stock. The deferred amounts and accrued interest are unfunded obligations of Exelon Corporation.

     OTHER INFORMATION: Ariel Capital Management, Inc. has acted as investment manager with respect to a portion of the assets of an employee benefit plan of Commonwealth Edison Company since 1994. During 2001, the firm received approximately $204,122 in fees. In 2002, it is estimated that the firm will receive approximately $250,000 in fees from Exelon. Mr. Rogers is Chairman and CEO of Ariel Capital Management, Inc. Exelon Corporation believes the fees paid or payable are equivalent to the fees that would have been paid to an unaffiliated third party for similar services.

     Reed Smith Shaw & McClay LLP provided legal services to Exelon Corporation during 2001. Mr. Glanton is a partner of the law firm of Reed Smith Shaw & McClay LLP. Under the board's conflict of interest policy, the board specifically reviewed the proposal to engage Mr. Glanton's partners to perform particular legal services and concluded that the representation is in the best interest of Exelon Corporation.

                                 REPORT OF THE
                             COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

     Exelon's executive compensation program is designed to motivate and reward senior management for achieving high levels of business performance and outstanding financial results. In 2001, Exelon continued to direct its focus to compensating executives competitive with high performing energy services companies and general industry firms. This philosophy reflects a commitment to attracting executives from competitive businesses and retaining key executives to ensure continued focus on achieving long-term growth in shareholder value.

     The compensation committee, (the "Committee"), composed of non-employee directors, is responsible for administering executive compensation programs, policies and practices. Exelon's executive compensation program comprises three elements:

         - Base salary;
         - Annual incentives; and
         - Long-term incentives.

     These components balance short-term and longer range business objectives and align executive financial rewards with those of Exelon's shareholders.

WHAT FACTORS DO WE CONSIDER IN DETERMINING OVERALL COMPENSATION?

     The Committee commissioned a study of compensation programs in the fall of 2001. This analysis was conducted by a leading external management compensation consulting firm and included an assessment of business plans and strategic goals and competitive compensation levels compared with the external market.

     Exelon's total compensation levels were found to be generally competitive, the study results indicated that the mix of compensation components (i.e., salary, annual and long-term incentives and stock options) is effectively aligned with the competitive market. Exelon's pay-for-performance places an emphasis on pay-at-risk. Pay will exceed market levels when excellent performance is achieved. Failure to achieve target goals will result in below market pay.

HOW DO WE DETERMINE BASE SALARY?

     Base salaries for Exelon's executives are determined based on individual performance with reference to the salaries of executives in similar positions in general industry, and where appropriate, the energy services sector. Base salary is intended to be competitive with comparable markets to attract and retain key executives. Executive salaries are targeted to approximate the median (50th percentile) salaries of the companies identified and surveyed.

     Mr. McNeill's and Mr. Rowe's 2001 Base Salary: The Committee determined Mr. McNeill's and Mr. Rowe's base salaries for serving as the Co-Chief Executive Officers by considering:

         - A review of competitive data and estimated competitive levels of base pay, which were provided by external consulting firms
         - performance achieved against financial and operational goals, and
         - the implementation of Exelon's strategic plans.

     During 2001, neither Mr. McNeill nor Mr. Rowe received any increase to their total annual salary. Their base salaries were last increased to $1,050,000 effective October 20, 2000, the merger closing date, and a base salary review was conducted on March 1, 2002.

     Other Named Executives' 2001 Base Salary: The base salaries of the other named executive officers listed in the Summary Compensation Table were determined based upon individual performance and by considering comparable compensation data from the industry surveys referred to above. A base salary review was conducted on March 1, 2002.

HOW ARE 2001 ANNUAL INCENTIVES DETERMINED?

     Exelon establishes corporate and business unit measures each year which are based on factors necessary to achieve strategic business objectives. These measures are incorporated into financial, customer and internal indicators designed to measure corporate and business unit performance.

     The annual incentive awards paid to Exelon executives for 2001 were determined in accordance with the Exelon Corporation incentive programs. Annual incentives were paid to executives based on a combination of the achievement of pre-determined corporate and business unit-specific measures and individual performance. The incentive plan was designed to tie executive annual incentives to the achievement of key goals of Exelon Corporation, as applicable, and the executive's particular business unit.

     For 2001, Mr. McNeill's and Mr. Rowe's annual incentive payouts were determined using the following corporate performance measures:

         - Earnings Per Share
         - Cash Flow Before Financings
         - Customer Focus Index
         - Employee Commitment Index

     2001 Annual Incentive Award: In evaluating Mr. McNeill's and Mr. Rowe's performance, the Committee considered the overall performance of Exelon Corporation against the measures that were achieved under the applicable incentive program. The committee also considered the leadership demonstrated in positioning Exelon for the future.

     Mr. McNeill's approved award was $1,500,300 and Mr. Rowe's approved award was $1,500,300.

     Other Named Executive Officers' 2001 Annual Incentives: The final 2001 incentive plan payouts as approved by the Committee for the other named executive officers listed in the Summary Compensation Table were determined in accordance with the applicable incentive programs and each individual's performance.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT IN LONG-TERM VALUE CREATION?

     Exelon has established a long-term incentive program that will include a combination of non-qualified stock options (75%) and performance shares (25%). Exelon granted long-term incentives in the form of stock options to Key Management effective October 20, 2000. The purpose of stock options is to align compensation directly to increases in shareholder value. Individuals receiving stock options are provided the right to buy a fixed number of shares of Exelon common stock at the closing price of such stock on the grant date.

     STOCK OPTION AWARDS

     Mr. McNeill and Mr. Rowe received grants of 500,000 non-qualified stock options in two parts, 266,700 on October 20, 2000 and 233,300 on January 2, 2001. Other Senior executives received grants of two times the target grant size on October 20, 2000 in support of the launch of Exelon and to motivate executives to achieve aggressive stock appreciation in support of shareholder value. All other executives received a target grant on October 20, 2000. The next scheduled grant for all executives occurred on January 28, 2002.

     EXELON PERFORMANCE SHARES

     Long-term incentives were awarded in the form of restricted stock to retain key executives engaged in positioning Exelon Corporation. Awards were determined based upon the successful completion of strategic goals designed to achieve long-term business success and increased shareholder value. Depending on Exelon Corporation's performance each year, the Committee could award performance shares with prohibitions on sale or transfer until the restrictions lapse.

     Performance shares are paid in Exelon stock: 33% vest upon award date, 33% after the second year and 34% after the third year.

     The 2001 Long Term Performance Share Program was based on achievements of Earnings Per Share (EPS) and Total Shareholder Return (TSR) comparing Exelon to companies listed on the Dow Jones Utility Index using a three-year TSR compounded monthly

     The Board of Directors approved Mr. McNeill's Performance Share Award of 27,262 shares and Mr. Rowe's Performance Share Award of 27,262 shares.

CAN WE DEDUCT EXECUTIVE COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE?

     Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million is generally not deductible for purposes of corporate income taxes. However, "qualified performance-based compensation" which is paid pursuant to a plan meeting certain requirements of the Code and applicable regulations remains deductible. The Committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. The Committee's policy has been to seek to cause executive incentive compensation to qualify as "performance-based" in order to preserve its deductibility for federal income tax purposes to the extent possible without sacrificing flexibility in designing appropriate compensation programs. However, in order to provide executives with appropriate incentives, the Committee may also determine, in light of all applicable circumstances, that it would be in the best interests of Exelon for awards to be paid under certain of its incentive compensation programs or otherwise in a manner that would not satisfy the requirements to qualify as performance-based compensation under Code Section 162(m). The portion of incentive compensation and salary in excess $1 million that does not qualify as performance-based compensation under Code Section 162(m) will not be deductible by Exelon for purposes of corporate income taxes to the extent receipt of such compensation is not deferred. Mr. McNeill and Mr. Rowe deferred 100% of their long-term incentive awards payable for 2001.

February 25, 2002                        COMPENSATION COMMITTEE
                                         Edward A. Brennan, Chairman
                                         Rosemarie B. Greco
                                         Ronald Rubin
                                         Richard L. Thomas

                               PERFORMANCE  GRAPH

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The performance chart below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in PECO Energy Company common stock that was exchanged for Exelon Corporation common stock in the share exchange on October 20, 2000 as compared with the S&P 500 Stock Index and the S&P Utility Average for the period 1997 through 2001.

     This performance chart assumes:

       - $100 invested on December 31, 1996 in PECO Energy Company common stock, S&P 500 Stock Index and S&P Utility Average.

       - All dividends are reinvested.

       - PECO Energy common stock exchanged for Exelon Corporation common stock on a 1:1 basis on October 20, 2000.


[This page includes a line chart with the vertical axis showing dollars from zero to 350 in increments of 50. The horizontal axis shows the end of quarter dates beginning at 12/96 and ending at 12/01. The quarterly data points are as follows: ]

               Exelon Quarterly Data Points for Performance Graph

                         EXELON
                    CORPORATION       S & P 500      S & P UTILITIES
                    -----------       ---------      ---------------
      12/96             100.000         100.000              100.000
       3/97              82.280         102.681               96.633
       6/97              86.701         120.607              102.307
       9/97              98.663         129.641              107.223
      12/97             104.108         133.363              124.654
       3/98              96.168         151.966              131.659
       6/98             128.020         156.984              133.252
       9/98             162.474         141.368              139.421
      12/98             185.715         171.474              143.063
       3/99             207.090         180.018              129.676
       6/99             188.455         192.708              144.734
       9/99             169.755         180.676              137.796
      12/99             158.397         207.560              130.366
       3/00             169.124         212.320              140.910
       6/00             185.915         206.678              150.356
       9/00             280.740         204.677              199.148
      12/00             327.466         188.661              208.161
       3/01             308.606         166.295              193.422
       6/01             303.491         176.027              182.358
       9/01             212.745         150.191              149.701
      12/01             230.609         166.239              144.824


         ------------------------------------------------------------------------------------------
                                                     Value of Investment at December 31,
                                           1996      1997      1998      1999      2000      2001
         ------------------------------------------------------------------------------------------
          EXELON CORPORATION              $100.00   104.11    185.71    158.40    327.47    230.61
                               -----
          S&P 500                         $100.00   133.36    171.47    207.56    188.66    166.24
                               ------
          S&P Utilities        ........   $100.00   124.65    143.06    130.37    208.16    144.82

                           SUMMARY COMPENSATION TABLE

                       COMPENSATION OF EXECUTIVE OFFICERS

-----------------------------------------------------------------------------------
                                                Annual Compensation
-----------------------------------------------------------------------------------
                                                      Bonus
                                             -----------------------


Name and                                                    Stock
Principal Position        Year   Salary($)    Cash($)    Based(1)($)   Other(2)($)
-----------------------------------------------------------------------------------
 Corbin A. McNeill, Jr.   2001   1,050,000   1,500,300           0         84,987
  Co-CEO & Chairman,      2000     855,830   1,081,472           0              0
  Exelon Corp.;           1999     659,857   1,000,000           0              0
  Chairman & President,
  Exelon Generation
-----------------------------------------------------------------------------------
 John W. Rowe             2001   1,050,000   1,500,300           0         71,369
  Co-CEO & President,     2000     989,423   1,180,269           0        134,473
  Exelon Corp.;           1999     957,692     529,125     529,125*        55,112
  Chairman, Exelon
  Energy Delivery &
  Exelon Enterprises
-----------------------------------------------------------------------------------
 Oliver D. Kingsley,
  Jr.                     2001     650,000     928,000           0              0
  EVP, Exelon Corp.;      2000     609,615     677,354           0         98,677
  President & Chief       1999     544,385           0     594,000*       175,502
  Nuclear Officer,
  Exelon Nuclear
-----------------------------------------------------------------------------------
 Pamela B. Strobel        2001     450,000     500,500           0              0
  EVP, Exelon Corp.;      2000     377,423     269,824           0              0
  Vice Chair & CEO        1999     375,131     208,961      69,654*             0
  Exelon Energy
  Delivery;
  Chair, ComEd and
  PECO Energy
-----------------------------------------------------------------------------------
 Kenneth G. Lawrence      2001     370,577     378,700           0              0
  Sr. VP, Exelon Corp.;   2000     318,923     225,666           0              0
  President & COO,        1999     291,847     241,200           0              0
  Exelon Energy
  Delivery;
  President, PECO
  Energy
-----------------------------------------------------------------------------------
 Randall E. Mehrberg(4)   2001     375,000     332,700           0              0
  Sr. VP & General        2000      30,288      17,469           0              0
  Counsel,                1999           0           0           0              0
  Exelon Corp.
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                             Long Term Compensation
---------------------------------------------------------------------------------
                                         Awards                   Payouts
                                 ----------------------------------------------------------------
                                 Restricted                                          All Other
                                   Stock                                              Compen-
Name and                          Award(s)    Options(3)                 Stock         sation
Principal Position        Year      ($)          (#)       Cash($)    Based(1)($)       ($)
-------------------------------------------------------------------------------------------------
 Corbin A. McNeill, Jr.   2001   1,354,104     233,000            0            0        26,573
  Co-CEO & Chairman,      2000   2,803,513     392,500            0            0         3,200
  Exelon Corp.;           1999     942,188           0            0            0         3,200
  Chairman & President,
  Exelon Generation
-------------------------------------------------------------------------------------------------
 John W. Rowe             2001   1,354,104     233,000            0            0        52,729
  Co-CEO & President,     2000           0     385,450    1,071,878*   1,071,878*       60,293
  Exelon Corp.;           1999           0     116,850      475,246      203,677*       42,478
  Chairman, Exelon
  Energy Delivery &
  Exelon Enterprises
-------------------------------------------------------------------------------------------------
 Oliver D. Kingsley,
  Jr.                     2001     597,729           0            0            0        32,499
  EVP, Exelon Corp.;      2000           0     223,250      547,251      547,251*       37,745
  President & Chief       1999     231,562      38,000            0      322,488*       24,139
  Nuclear Officer,
  Exelon Nuclear
-------------------------------------------------------------------------------------------------
 Pamela B. Strobel        2001     378,187           0            0            0        23,605
  EVP, Exelon Corp.;      2000           0     122,250      331,618      331,618*       19,181
  Vice Chair & CEO        1999           0      28,500       84,410       84,410*       16,483
  Exelon Energy
  Delivery;
  Chair, ComEd and
  PECO Energy
-------------------------------------------------------------------------------------------------
 Kenneth G. Lawrence      2001     243,979           0            0            0        14,029
  Sr. VP, Exelon Corp.;   2000     777,112      81,600            0            0         4,093
  President & COO,        1999      94,219           0            0            0         3,200
  Exelon Energy
  Delivery;
  President, PECO
  Energy
-------------------------------------------------------------------------------------------------
 Randall E. Mehrberg(4)   2001     243,979           0            0            0         9,692
  Sr. VP & General        2000           0      63,000            0            0       150,000(5)
  Counsel,                1999           0           0            0            0
  Exelon Corp.
-------------------------------------------------------------------------------------------------

     (1) All of the amounts shown under "Bonus--Stock-Based" and "Long Term Compensation Payouts--Stock-Based" were either paid in shares of Exelon common stock or were deferred and since the merger, are deemed to be invested in shares of Exelon common stock, and thus fully "at risk" until the end of the deferral period. Deferred amounts are noted with an asterisk.
     (2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least $50,000. For 2001, includes $42,805 paid to Mr. McNeill for financial and legal services and $22,879 paid to Mr. Rowe for the payment of other taxes.
     (3) Grants of options to Mr. Rowe, Mr. Kingsley, and Ms. Strobel prior to the merger have been adjusted to reflect the substitution of options to acquire shares of Exelon common stock in accordance with the merger agreement.
     (4) Mr. Mehrberg commenced employment on Dec. 1, 2000.
     (5) Includes sign-on payment of $150,000.

                                OPTION GRANTS IN 2001

     The "grant date present values" indicated in the option grant table below are an estimate based on the Black-Scholes option pricing model. Although executives risk forfeiting these options in some circumstances, these risks are not factored into the calculated values. The actual value of these options will be determined by the excess of the stock price over the exercise price on the date that the options are exercised. There is no certainty that the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model. The assumptions used for the Black-Scholes model are as of December 31, 2001 and are as follows: Risk-free interest rate: 4.85%;
Volatility: 37.17%; Dividend Yield: 3.24%; Time of Exercise: 5 Years.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                              Grant Date
                                                       Individual Grants                                         Value
                       ------------------------------------------------------------------------------------------------------
                            Number of            % of Total
                            Securities            Options                                                     Grant Date
                            Underlying           Granted to          Exercise or                                Present
                             Options             Employees            Base Price          Expiration             Value
         Name            Granted (#) (1)          in 2000              ($/Sh.)               Date                 ($)
-----------------------------------------------------------------------------------------------------------------------------
 Corbin A. McNeill,
   Jr.                       233,300               37.08%               $67.88            01/01/2011          $4,710,327
 John W. Rowe                233,300               37.08%               $67.88            01/01/2011          $4,710,327
 Oliver D. Kingsley,
   Jr.                             0
 Pamela B. Strobel                 0
 Kenneth G. Lawrence               0
 Randall E. Mehrberg               0
-----------------------------------------------------------------------------------------------------------------------------

          (1) Regular stock options that would have normally been granted to eligible participants in January 2001 were granted at the time of the merger in October 2000 with the exception of the Co CEOs. Due to Plan limitations as to the maximum number of options that can be granted in a calendar year, the 10/20/2000 launch grant to the Co-CEOs was split between that date and January 2, 2001. The remaining stock options granted during 2001 were deemed "off-cycle" grants and were usually awarded as part of an employment offer.

                                  OPTION EXERCISES
                                 AND YEAR-END VALUE

     This table shows the number and value of exercised and unexercised stock options for the named executive officers during 2001. Value is determined using the market value of Exelon common stock at the year-end price of $47.88 per share, minus the value of Exelon common stock at the exercise price. All options whose exercise price exceeds the market value are valued at zero.

-----------------------------------------------------------------------------------------------------------------------------
                                                                           Number of Securities
                                                                                Underlying            Value of Unexercised
                                                                           Unexercised Options        In-the-Money Options
                                                                              at 12/31/2001              at 12/31/2001
-----------------------------------------------------------------------------------------------------------------------------
                                        Shares
                                       Acquired                                    (#)                        ($)
                                          of               Value               Exercisable                Exercisable
              Name                   Exercise (#)       Realized ($)          Unexercisable              Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
 Corbin A. McNeill, Jr.                  32,500          $1,478,750              545,833 E                $11,586,765 E
                                                                                 494,967 U                $  886,265 U
-----------------------------------------------------------------------------------------------------------------------------
 John W. Rowe                           100,000          $2,980,000              348,000 E                $2,936,529 E
                                                                                 525,100 U                $1,058,110 U
-----------------------------------------------------------------------------------------------------------------------------
 Oliver D. Kingsley, Jr.                      0                   0              156,750 E                $1,247,315 E
                                                                                 161,500 U                $  550,560 U
-----------------------------------------------------------------------------------------------------------------------------
 Pamela B. Strobel                       28,025          $1,136,224               78,750 E                $  487,315 E
                                                                                  91,000 U                $  293,680 U
-----------------------------------------------------------------------------------------------------------------------------
 Kenneth G. Lawrence                      8,000          $  305,000               87,200 E                $1,490,879 E
                                                                                  54,400 U                $  131,037 U
-----------------------------------------------------------------------------------------------------------------------------
 Randall E. Mehrberg                          0                   0                    0 E                $        0 E
                                                                                  63,000 U                $        0 U
-----------------------------------------------------------------------------------------------------------------------------

                               RETIREMENT  PLANS

     The following tables show the estimated annual retirement benefits payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classes indicated, under Exelon's non-contributory retirement plans. Effective January 1, 2001, Exelon Corporation assumed sponsorship of the Commonwealth Edison Company Service Annuity System and the PECO Energy Company Service Annuity Plan. Effective December 31, 2001, these plans were merged to form the Exelon Corporation Retirement Program, which incorporates the separate benefit formula of each merged plan for employees in business units formerly covered by that merged plan. Effective January 1, 2001, Exelon Corporation also established two cash balance pension plans which cover management employees and electing bargaining unit employees hired on or after such date. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

     Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 20 for the named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period under the PECO Energy Company Service Annuity Benefit Formula and for the highest four-year period (three-year for certain represented employees) under the ComEd Service Annuity Benefit Formula.

     The Internal Revenue Code limits the annual benefits that can be paid from a tax-qualified retirement plan to $170,000 as of January 1, 2001. As permitted by the Employee Retirement Income Security Act of 1974, Exelon sponsored supplemental plans which allow the payment out of its general assets, any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

                   PECO ENERGY SERVICE ANNUITY FORMULA TABLE

-------------------------------------------------------------------------------------------------------------
                                 Annual Normal Retirement Benefits After Specified Years of Service
     Highest 5-Year       -------------------------------------------------------------------------------
    Average Earnings   10 Years    15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
    -----------------------------------------------------------------------------------------------------
     $  100,000.00     $ 19,272    $ 26,407    $ 33,543    $ 40,679    $ 47,815    $ 54,950    $ 62,086
        200,000.00       39,772      54,657      69,543      84,429      99,315     114,200     129,086
        300,000.00       60,272      82,907     105,543     128,179     150,815     173,450     196,086
        400,000.00       80,772     111,157     141,543     171,929     202,315     232,700     263,086
        500,000.00      101,272     139,407     177,543     215,679     253,815     291,950     330,086
        600,000.00      121,772     167,657     213,543     259,429     305,315     351,200     397,086
        700,000.00      142,272     195,907     249,543     303,179     356,815     410,450     464,086
        800,000.00      162,772     224,157     285,543     346,929     408,315     469,700     531,086
        900,000.00      183,272     252,407     321,543     390,679     459,815     528,950     598,086
      1,000,000.00      203,772     280,657     357,543     434,429     511,315     588,200     665,086
-------------------------------------------------------------------------------------------------------------

     Mr. McNeill and Mr. Lawrence have 34 and 32 credited years of service, respectively, under PECO Energy Company's pension program.

               COMMONWEALTH EDISON SERVICE ANNUITY FORMULA TABLE

-------------------------------------------------------------------------------------------------------------
                                 Annual Normal Retirement Benefits After Specified Years of Service
     Highest 4-Year       -------------------------------------------------------------------------------
    Average Earnings      10          15          20          25          30          35          40
    -----------------------------------------------------------------------------------------------------
       $  100,000      $ 19,523    $ 31,016    $ 41,648    $ 51,626    $ 61,113    $ 70,232    $ 79,076
          200,000        39,647      63,290      85,181     105,720     125,221     143,923     162,013
          300,000        59,770      95,563     128,714     159,815     189,328     217,613     244,949
          400,000        79,893     127,836     172,247     213,909     253,435     291,303     327,885
          500,000       100,017     160,109     215,780     268,003     317,543     364,994     410,822
          600,000       120,140     192,383     259,313     322,097     381,650     438,684     493,758
          700,000       140,263     224,656     302,846     376,191     445,757     512,375     576,694
          800,000       160,386     256,929     346,379     430,286     509,864     586,065     659,630
          900,000       180,510     289,202     389,912     484,380     573,972     659,755     742,567
        1,000,000       200,633     321,476     433,445     538,474     638,079     733,446     825,503
-------------------------------------------------------------------------------------------------------------

     The approximate number of years of credited service under ComEd's pension programs for the persons named in the Summary Compensation Table are as follows:
John W. Rowe, 24 years; Oliver D. Kingsley, 20 years; Pamela B. Strobel, 9 years, and Randall E. Mehrberg, 1 year. Ms. Strobel will be credited with an additional 9 years upon attaining age 50.

                             EMPLOYMENT AGREEMENTS

     EMPLOYMENT AGREEMENT WITH JOHN W. ROWE

     Exelon entered into an amended employment agreement with Mr. Rowe, which amended and restated his employment agreement with Unicom Corporation and Commonwealth Edison Company in effect at the time of the merger forming Exelon (the "prior agreement") and under which Mr. Rowe will serve as:

     - co-chief executive officer and president of Exelon, chairman of the executive committee of the Exelon board of directors and a member of the Exelon board of directors during the first half of the transition period provided for in Exelon's Bylaws, which is defined as the period from the effective time of the merger forming Exelon (October 20, 2000) until December 31, 2003,

     - co-chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors during the second half of the transition period, and

     - chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors after the transition period.

     Mr. Rowe will succeed to the position of sole chief executive officer of Exelon or chairman of the Exelon board of directors if:

     - prior to the end of the transition period, Mr. McNeill should cease to be a co-chief executive officer of Exelon or the chairman of the Exelon board of directors, and

     - Mr. Rowe is still a co-chief executive officer of Exelon at that time.

     Mr. Rowe will receive an annual base salary determined by Exelon's compensation committee. Mr. Rowe will be eligible to participate in annual incentive award programs, long-term incentive plans and stock option plans on the same basis as other senior executives of

Exelon. The agreement provided that a grant of options would be considered at the time the merger was completed. Mr. Rowe is entitled to participate in all savings, deferred compensation, retirement and other employee benefit plans generally available to other senior executives of Exelon. During the transition period, Mr. Rowe's base salary and participation in the plans and awards described in this paragraph will be in an amount or on a basis that is not less than that of Mr. McNeill's or on which Mr. McNeill participates.

     Under his amended employment agreement and the prior agreement, Mr. Rowe is entitled to receive a special supplemental executive retirement plan, or SERP, benefit if he terminates due to normal retirement, early retirement, termination without cause, termination for good reason, death or disability or if he voluntarily terminates his employment for any other reason.

     The term "good reason" includes the failure to appoint Mr. Rowe to the management and Exelon board of director positions described above. The special SERP benefit will equal the SERP benefit that Mr. Rowe would have received if:

     - he had attained age 60 (or his actual age, if greater),

     - he had earned 20 years of service on March 16, 1998 and one additional year of service on each anniversary after that date and prior to termination, and

     - his annual incentive awards for each of 1998 and 1999 had been $300,000 greater than the annual incentive awards he actually received for those years.

     Except as provided in the next paragraph, if Exelon terminates Mr. Rowe's employment for reasons other than cause, death or disability or if he should terminate employment for good reason on or after December 31, 2004 and not within 24 months following a change in control of Exelon, he would be entitled to the following benefits:

     - a prorated annual incentive award for the year in which termination occurs,

     - severance payments equal to his base salary for two years after termination, and for each year during such period an amount equal to the average of the annual incentive awards paid to him with respect to the three years preceding the year of termination or, if greater, his annual incentive award for the year before termination,

     - for the two-year period, continuation of his life, disability, accident, health and other welfare benefits, plus the retirement benefits described above and post-retirement health care coverage,

     - all of his exercisable options would remain exercisable until the applicable option expiration date,

     - unvested options would continue to become exercisable during the two-year continuation period and thereafter remain exercisable until the applicable option expiration date, and

     - all compensation earned through the date of termination and coverage and benefits under all benefit plans to which he is entitled.

     Mr. Rowe will receive the termination benefits described in "Change in Control and Severance Arrangements" below, rather than the benefits described in the previous paragraph, if Exelon terminates Mr. Rowe without cause or he terminates with good reason and

     - the termination occurs within 24 months after a change in control of Exelon, or

     - the termination occurs at any other time prior to the earlier of normal retirement or December 31, 2004, or

     - the termination occurs at any other time on and before normal retirement because of the failure to appoint or elect Mr. Rowe to the management or Exelon board of director positions described above.

     EMPLOYMENT ARRANGEMENT WITH CORBIN A. MCNEILL, JR.

     Although Exelon has not entered into an employment agreement with Mr. McNeill, the merger agreement provided that at any time during the transition period when Messrs. McNeill and Rowe are co-chief executive officers, each of them will receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other. In February 2002, Mr. McNeill announced that he will retire as an officer and director of Exelon effective immediately after the 2002 annual meeting of shareholders. Under an agreement approved by the board of directors of Exelon, Mr. McNeill will receive the termination benefits described in 'Change in Control Severance Arrangements' below upon his retirement.

     EMPLOYMENT AGREEMENT WITH OLIVER D. KINGSLEY, JR.

     ComEd entered into an employment agreement with Oliver D. Kingsley, Jr. pursuant to which he became Executive Vice President and President and Chief Nuclear Officer--Nuclear Generation Group, effective November 1, 1997. The agreement provides for a guaranteed increase in annual base salary of at least 4% per year, beginning in 1999.

     Mr. Kingsley received an option to purchase 25,000 shares of common stock with an option price equal to the fair market value of the common stock as of November 1, 1997. Such option became exercisable in equal installments on November 1 of 1998, 1999 and 2000, and expires on October 31, 2007. Mr. Kingsley also received a grant of 20,000 shares of restricted stock that vested in equal installments on November 1 of 1998, 1999 and 2000.

     Mr. Kingsley received $375,000 as an inducement to enter into the employment agreement, and an annual living cost allowance equal to $75,000 (increased by the amount of applicable taxes on such amount as so increased) for the first three years of the agreement term.

     Mr. Kingsley's employment agreement provides for a retirement benefit equal to the amount that would have been payable under the Service Annuity System (plus amounts payable under the ComEd Supplemental Management Retirement Plan) for an employee who retires at age 60 calculated based on the assumption that Mr. Kingsley had completed 15 years of credited service beginning with the third year of his employment and that such credited service increased by five years during each of the next two years, in addition to his actual years of credited service after five years of employment.

     The employment agreement with Mr. Kingsley provides for a lump sum severance payment to Mr. Kingsley if he should be terminated without cause equal to two times his base salary at the time of such termination, and a continuation of health and life insurance benefits for two years after the date of termination, plus retirement benefits (calculated as though he had completed at least 15 years of credited service if such termination occurs during the first two years of employment) and retire health care coverage. In addition, any unvested portion of the restricted stock granted under the agreement will immediately become fully vested and nonforfeitable. These benefits have been incorporated into a change in control severance agreement that became effective on October 20, 2000. See "Change in Control Severance Agreements" below.

     Mr. Kingsley agreed not to use for his own benefit or disclose any confidential information of Unicom or ComEd during or after the term of his employment, and not to solicit any employee of ComEd for one year after the term of his employment with ComEd.

     CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

     Exelon has entered into change in control agreements with certain senior executives which generally protect such executives' position and compensation levels through October 20, 2002 with respect to the Exelon merger in the case of certain officers, and for two years after certain future changes in control if such changes in control occur before June 1, 2003. The June 1, 2003 date is subject to annual extension if there is no change in control before June 1 of each year. In some cases, these agreements replaced change in control agreements with PECO Energy and Unicom which became effective upon the completion of the merger and which cover employment through October 20, 2002. A material adverse change in compensation or position is included in the definition of "good reason" for purposes of these agreements. If an executives resigns for good reason or if the executive's employment is terminated by the company other than for cause, severance pay and benefits become payable.

     The severance payments and benefits provided under the change in control agreements include:

     - Severance payments equal to either two and one-half or three multiplied by the sum of:

      - the employee's annual base salary, plus

      - an amount equal to the average of the annual incentive awards paid to the employee for the two years preceding the year of termination or, if greater, the target award under the annual incentive award program in which the employee participates for the year in which termination occurs.

     - A prorated annual incentive award for the year in which termination occurs.

     - Continuation of life, disability, accident, health and other welfare benefit coverage for three years; thereafter, if applicable, retiree coverage is available.

     - Outplacement services.

     - All of a terminated employee's exercisable options remain exercisable until the applicable option expiration date, and all unvested options become fully exercisable and remain so until the applicable option expiration date.

     - Any deferred stock units, restricted stock, or restricted share units become fully vested and any other long-term incentive plan award which is unvested would vest.

     - For purposes of determining benefits under the supplemental retirement plan or arrangement in which the employee participates, the employee will be credited with three additional years of credited service, age and compensation.

     - For purposes of determining eligibility for retiree welfare benefits, the employee will be deemed to have three additional years of service and age.

     - All compensation earned through the date of termination as well as all coverage and benefits under all benefit plans to which the employee is entitled.

     Pursuant to the terms of offers of employment or employment agreements, certain employees are also entitled to additional service credits for purposes of retiree health care eligibility and for determining benefits under the supplemental retirement plan or arrangement in which they participate.

     In connection with the severance benefits described above, each executive who was an employee of PECO Energy prior to the merger is subject to a non-compete agreement for 24 months from the applicable termination date. Although a participating employee does not have a duty to mitigate the amounts due from the company, continued welfare benefit coverage would be offset during the applicable continuation period by comparable coverage provided under welfare plans of another employer.

     Employees who are senior vice-presidents or above will receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on "excess parachute payments" or under similar state or local law if the after-tax amount of payments and benefits subject to these taxes exceeds 110% of the "safe harbor" amount that would not subject the employee to these excise taxes. If the after-tax amount, however, is less than 110% of the safe harbor amount, payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount. Benefits payable to other employees subject to the excise taxes imposed under Section 4999 of the Internal Revenue Code will be reduced to the employees' safe harbor amount.

                         REPORT OF THE AUDIT COMMITTEE

     Management is responsible for Exelon's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Exelon's independent accountants, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's responsibility to conduct auditing or accounting reviews or procedures. The audit committee members are not employees of Exelon and are not accountants or auditors by profession or experts in accounting or auditing. Accordingly, the audit committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Exelon's financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions with management and the independent accountants do not assure that Exelon's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Exelon's financial statements has been carried out in accordance with generally accepted auditing standards or that Exelon's independent accountants are in fact "independent."

     The audit committee met seven times in 2001. In addition, in January 2002 the audit committee held a special meeting with Exelon's accounting staff and the independent accountants designed to provide the audit committee with an opportunity to learn more about recent Securities and Exchange Commission disclosure pronouncements, about the Enron failure and related disclosure ramifications, and about Exelon's balance sheet composition and Exelon's most important accounting policies.

     In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with Exelon Corporation's management and the independent accountants. The committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent accountants the accountants' independence from Exelon Corporation and its management, including the matters in the written disclosures required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Exelon Corporation's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

February 25, 2002                        AUDIT COMMITTEE
                                         Carlos H. Cantu, Chair
                                         Daniel L. Cooper
                                         Sue L. Gin
                                         John M. Palms

                               OTHER INFORMATION

     TRANSACTIONS WITH MANAGEMENT: Pamela B. Strobel, is an Executive Vice President of Exelon Corporation, the Vice Chair and Chief Executive Officer of Exelon Energy Delivery Company, and the Chairman of Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO), all of which are subsidiaries of Exelon Corporation. Ms. Strobel's husband, Russ M. Strobel, was elected Executive Vice President, General Counsel and Secretary of Nicor Inc. ("Nicor") in January 2002. Since January 1, 2002, Nicor Gas, a subsidiary of Nicor, and ComEd have been parties to the following transactions, proposed transactions or business dealings: (1) Nicor Gas and ComEd are parties to an interim agreement approved by the Illinois Commerce Commission under which they cooperate in cleaning up residue at former manufactured gas plant sites. Under the interim agreement, costs are split between Nicor Gas and ComEd, except that if they cannot agree upon a final allocation of costs, the interim agreement provides for arbitration. For the year 2001, Nicor Gas billed ComEd approximately $955,170 under the interim agreement, and ComEd billed Nicor Gas approximately $10,461,591. For year 2002, Nicor Gas estimates that it will bill ComEd $5,000,000 and that ComEd will bill Nicor Gas $18,000,000; (2) Nicor Gas and ComEd are parties to an agreement made in 2001 under which Nicor Gas will acquire approximately 23 miles of ComEd's right of way in connection with a pipeline project. ComEd received payments from Nicor Gas under this agreement of $4,500,000 in 2001 and expects to receive payments of approximately $4,500,000 in 2002. (3) Nicor Gas and ComEd are parties to a three-year agreement entered into in May 2000 pursuant to which Nicor Gas transports gas to an electric generating station in Rockford, Illinois. In 2001, Nicor Gas received approximately $2,962,743 in payments under this agreement, and Nicor Gas estimates that it will receive payments of approximately $3,000,000 from ComEd in 2002; (4) Nicor Energy, L.L.C. (Nicor Energy), a subsidiary of Nicor, in its capacity as a power marketer, purchases electricity from ComEd for resale to certain Nicor Energy customers. In 2001, the total amount of such purchases by Nicor Energy was approximately $54,792,000, and in 2002 such purchases are expected to approximate $42,000,000.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: Based solely upon a review of copies of Section 16 reports provided to Exelon Corporation and written representations received from directors and executive officers that no other reports were required during 2001, Exelon believes that its directors and executive officers made all required filings during 2001 with three exceptions. Mr. McNeill was granted shares of deferred phantom stock in an exempt transaction. The grant was reflected in the Summary Compensation Table in Exelon's 2001 Proxy Statement, but the grant was not reported in Mr. McNeill's Form 5 for 2000. When the oversight was discovered, the grant was reported in Mr. McNeill's Form 5 for 2001. Mr. Snodgrass executed a cashless exercise of stock options in January 2001 but no Form 4 was filed for that month. When the oversight was discovered, the exercise and sale was reported in Mr. Snodgrass' Form 5 for 2001. Ms. Strobel executed cashless exercises of two sets of stock options on the same day in February 2001. Her Form 4 for that month reported the exercise and sale related to one of the grants but did not report the exercise and sale of the second grant. When the oversight was discovered, the exercise and sale was reported in Ms. Strobel's Form 5 for 2001.

                                   APPENDIX A

                               EXELON CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of the Exelon Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Exelon Corporation, a Pennsylvania corporation (the "Company"), and its Subsidiary Companies (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, no par value, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, the term "Subsidiary Companies" shall mean all corporations which are subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, have been designated by the Plan Administrator as eligible to participate in the Plan with respect to their employees are hereinafter referred to collectively as the "Participating Companies."

     2. ELIGIBILITY. (A) ELIGIBLE EMPLOYEE. Participation in the Plan shall be limited to each employee of the Participating Companies who satisfies all of the following conditions (an "Eligible Employee") as of the first day of the relevant Purchase Period (as defined in Section 3):

          (i) such employee's customary employment is for 20 or more hours per week; and

          (ii) such employee has been continuously employed by the Participating Companies for at least 3 consecutive calendar months.

     Notwithstanding the foregoing, an individual rendering services to a Participating Company pursuant to either of the following agreements shall not be considered an Eligible Employee with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an employee: (1) an agreement providing that such services are to be rendered as an independent contractor or (2) an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not a Participating Company.

     (B) LIMITATIONS. Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder to the extent that (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) for any calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies exercisable during such calendar year to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 125 (subject to adjustment pursuant to Section 12), or such other number as may be determined by the Plan Administrator (as defined in Section 11) and set forth in a written Appendix to the Plan.

     3. EFFECTIVE DATE; PURCHASE PERIODS. (A) EFFECTIVE DATE. The Plan shall become effective on June 1, 2001 or on such later date as may be specified by the Board of Directors (the "Board") of the Company or the Plan Administrator (as defined in Section 11). The Plan shall cease to be effective unless, within 12 months after the date of its adoption by the Board, it has been approved by the shareholders of the Company.

     (B) PURCHASE PERIODS. A "Purchase Period" shall consist of the three consecutive month period beginning on each July 1, October 1, January 1 and April 1 commencing on or after the effective date of the Plan and prior to its termination.

     4. PARTICIPATION. (A) ENROLLMENT. Each Eligible Employee shall be entitled to enroll in the Plan as of any Purchase Period which begins on or after such employee has become an Eligible Employee.

     To enroll in the Plan, an Eligible Employee shall make a request to the Company or its designated agent at the time and in the manner specified by the Plan Administrator (as defined in Section 11), specifying the amount of payroll deduction to be applied to the compensation paid to the employee by the employee's employer while the employee is a participant in the Plan. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage amount, unless otherwise determined by the Plan Administrator, not to exceed 10%, or such lesser percentage as may be determined by the Plan Administrator, of the participant's regular base salary or wages (before withholding or other deductions) paid to him or her during the Purchase Period by any of the Participating Companies. Subject to compliance with applicable rules prescribed by the Plan Administrator, the request shall become effective as of the Purchase Period following the day the Company or its designated agent receives such request.

     Payroll deductions shall be made for each participant in accordance with such participant's request until such participant's participation in the Plan terminates, such participant's request is revised or the Plan is suspended or terminated, all as hereinafter provided.

     (B) CHANGES TO RATE OF PAYROLL DEDUCTION. A participant may change the amount of his or her payroll deduction under the Plan effective as of any subsequent Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Plan Administrator. A participant may not change the amount of his or her payroll deduction effective as of any time other than the beginning of a Purchase Period, except that a participant may elect to suspend his or her payroll deduction under the Plan as provided in
Section 7.

     (C) PURCHASE ACCOUNTS. Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant's employer or such employer's designated agent (a "Purchase Account"). At the end of each Purchase Period, the amount in each participant's Purchase Account will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant (except as required by local law as determined by the Plan Administrator).

     5. PURCHASE PRICE. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be 90% of the lesser of (i) the closing price of a share of Common Stock on the New York Stock Exchange on the first day of such Purchase Period on which such exchange is open for trading or (ii) the closing price of a share of Common Stock on such exchange on the last day of such Purchase Period on which such exchange is open for trading. If such sum results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent.

     6. ISSUANCE OF STOCK. The Common Stock purchased by each participant shall be issued in book entry form and shall be considered to be issued and outstanding to such participant's credit as of the end of the last day of each Purchase Period. A participant will be issued a certificate for his or her whole number of shares of Common Stock which have been held in book entry form for at least two years following the first day of the Purchase Period in which such shares were purchased, upon request of such participant or his or her legal representative or, if so directed by the Plan

Administrator (as defined in Section 11), upon the termination of the Plan. In such event, the cash equivalent of any fractional shares shall also be distributed to such participant. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock (determined as provided in Section 5) on the last day of the Purchase Period immediately preceding such issuance.

     The Plan Administrator may permit or require that shares be deposited directly with a broker designated by the Plan Administrator or to a designated agent of the Company, and the Plan Administrator may use electronic or automated methods of share transfer. The Plan Administrator may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares, and may also impose a transaction fee with respect to a sale of shares of Common Stock issued to a participant's credit and held by such a broker or agent. The Plan Administrator may permit shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, and establish a default method for the payment of dividends.

     After the close of each Purchase Period, information will be made available to each participant regarding the entries made to such participant's Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price. In the event that the maximum number of shares of Common Stock are purchased by the participant for the Purchase Period and cash remains credited to the participant's Purchase Account, such cash shall be refunded to such participant. For purposes of the preceding sentence, the maximum number of shares of Common Stock that may be purchased by a participant for a Purchase Period shall be determined under Section 2.

     7. SUSPENSION OF PAYROLL DEDUCTION OR TERMINATION OF PARTICIPATION.

     (A) SUSPENSION OF PAYROLL DEDUCTION. A participant may elect at any time and in the manner specified by the Plan Administrator (as defined in Section 11) to suspend his or her payroll deduction under the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Plan Administrator for suspension of payroll deduction with respect to a Purchase Period. If the election is not received by such date, such suspension of payroll deduction shall be effective as of the next succeeding Purchase Period. Upon a participant's suspension of payroll deduction, any cash credited to such participant's Purchase Account shall be refunded to such participant. A participant who suspends payroll deduction under the Plan shall be permitted to resume payroll deduction as of any Purchase Period following the Purchase Period in which such suspension was effective, by making a new request at the time and in the manner specified by the Plan Administrator.

     (B) TERMINATION OF PARTICIPATION. If the participant dies, terminates employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant's Purchase Account on the date of such termination shall be refunded to such participant or his or her legal representative, as the case may be.

     8. TERMINATION, SUSPENSION OR AMENDMENT OF THE PLAN.

     (A) TERMINATION. The Company, by action of the Board or the Plan Administrator (as defined in Section 11), may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

     Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 12) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Plan Administrator may determine an equitable basis of apportioning available shares of Common Stock among all participants.

     At any time following the termination of the Plan, the Plan Administrator may direct that one or more certificates for the number of whole shares of Common Stock held for each participant's benefit and the cash equivalent of any fractional share so held shall be delivered to such participant. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock (determined as provided in Section 5) on the last day of the Purchase Period immediately preceding such termination. Except as otherwise provided in Section 14, the cash, if any, credited to each participant's Purchase Account shall be distributed to such participant as soon as practicable after the Plan terminates.

     (B) SUSPENSION OR AMENDMENT. The Board or the Plan Administrator may suspend payroll deductions under the Plan or amend the Plan from time to time in any respect for any reason; provided, however, that no such suspension or amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment or suspension is adopted, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of a share of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of such fair market value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under section 423 of the Code. If payroll deductions under the Plan are suspended pursuant to this Section, such payroll deductions shall resume as of the first Purchase Period commencing with or immediately following the date on which such suspension ends, in accordance with the participants' payroll deduction elections then in effect.

     9. NON-TRANSFERABILITY. Rights acquired under the Plan are not transferable and may be exercised only by a participant or his or her legal representative, as the case may be.

     10. SHAREHOLDER'S RIGHTS. No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until he or she shall acquire a share of Common Stock as herein provided.

     11. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Treasurer of the Company (the "Plan Administrator"). In addition to the powers and authority specifically granted to the Plan Administrator pursuant to any other provision of the Plan, the Plan Administrator shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iii) designate which Subsidiary Companies shall participate in the Plan; (iv) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan. Decisions of the Plan Administrator shall be final, conclusive and binding upon all persons having an interest in the Plan.

     The Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

     12. MAXIMUM NUMBER OF SHARES. The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000, subject to adjustment as set forth below. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, shares purchased for participants in the open market (on an exchange or in negotiated transactions) or any combination thereof. If the Company shall, at any time after the effective date of the Plan, change its issued Common Stock into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Purchase Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and under any Purchase Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.

     13. MISCELLANEOUS. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when so delivered and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered. The Plan, and the Company's obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

     14. CHANGE IN CONTROL. In the event of any Change in Control of the Company, as defined below, the then current Purchase Period shall thereupon end, the Plan Administrator shall direct that the cash credited to all participants' Purchase Accounts shall be applied to purchase shares pursuant to Sections 4, 5 and 6 or refunded to participants, and the Plan shall immediately terminate. For purposes of this Section 14, the term "Change in Control" shall mean any of the following events:

          (a) Any person, as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or group, as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (each such person or group, an "SEC Person"), becomes the beneficial owner, as defined in Rule 13d-3 promulgated under the Exchange Act (a "Beneficial Owner"), of 20% or more of the then outstanding common stock of the Company or of the securities of the Company entitled to vote generally in the election of directors ("Voting Securities") representing 20% or more of the combined voting power of all the then outstanding Voting Securities (such an SEC Person, a "20% Owner"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
     Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"), or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (2), if any 20% Owner of the Company other than the Company or any Company Plan becomes a 20% Owner by reason of an acquisition by the Company, and such 20% Owner of the Company shall, after such acquisition by the Company, become the beneficial owner of any additional outstanding common shares of the Company or any additional outstanding Voting Securities of the Company (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

          (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent

     Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation ("Merger"), or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such reorganization, merger, consolidation, sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

             (i) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock of Company and outstanding Voting Securities of the Company, as the case may be;

             (ii) no SEC Person (other than the corporation resulting from such Corporate Transaction, and any person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding common stock of the Company or the outstanding Voting Securities of the Company, as the case may be) becomes a 20% Owner, directly or indirectly, of the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

             (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d) Approval by the Company's shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

     15. RULES FOR NON-UNITED STATES JURISDICTIONS. The Plan Administrator may establish rules or procedures relating to the operation and administration of the Plan to accommodate specific requirements of applicable local laws and procedures, including, without limitation, rules and procedures governing payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     The Plan Administrator may also adopt sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of section 423 of the Code. The rules of such sub-plans may take precedence over the provisions of this Plan, with the exception of Section 4, but unless otherwise superceded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

     16. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing contained in this Plan shall be deemed to give any Eligible Employee the right to continued employment with the Company or any Subsidiary Company or to interfere with the right of the Company or any Subsidiary Company to discharge any Eligible Employee at any time.

     17. GOVERNING LAW. This Plan, any related agreements (such as an enrollment form), and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the law of the United States, shall be governed by the laws of the state of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of law.

                                   APPENDIX B

                               EXELON CORPORATION

                            LONG-TERM INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 28, 2002)

     PECO Energy Company ("PECO") originally established the PECO Energy Company 1989 Long-Term Incentive Plan (the "Plan"). The outstanding shares of PECO have been exchanged with shares of Exelon Corporation ("Exelon" or the "Company"), causing Exelon to become PECO's parent (the "Share Exchange"). Immediately thereafter, Unicom Corporation merged with and into Exelon (the "Merger"). In connection with the Share Exchange and Merger, Exelon assumed sponsorship of the Plan and changed the Plan's name to the Exelon Long-Term Incentive Plan. The Plan was previously amended and restated, effective October 20, 2000, to reflect these events and is hereby further amended and restated, effective January 28, 2002 except as otherwise specifically provided herein.

     The purpose of the Plan is to encourage designated key employees of Exelon and its subsidiaries to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

     1. ADMINISTRATION.

     (A) ESTABLISHMENT OF COMMITTEE. The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board of Directors of Exelon (the "Board"). The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (B) COMMITTEE AUTHORITY. The Committee shall have the authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, amount and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability (iv) amend the terms of any previously issued Grant, and (v) deal with any other matters arising under the Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All powers and authority of the Committee shall be exercised in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     The Committee may delegate some or all of its authority hereunder to the Chief Executive Officer(s) or other executive officer of the Company as the Committee deems appropriate; provided however, that the Committee may not delegate its power and authority to any such person (i) with regard to a Grant made to a person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period a Grant hereunder to such employee would be outstanding or (ii) with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or whose title is "senior vice president" or higher, or decisions concerning the timing, pricing or amount of a Grant to such an individual.

     (C) COMMITTEE DETERMINATIONS. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

     2. GRANTS.

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 ("Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), performance units as described in Section 8 ("Performance Units"), performance shares as described in Section 8 ("Performance Shares"), phantom stock as described in Section 9 ("Phantom Stock"), and dividend equivalents as described in Section 10 ("Dividend Equivalents") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3. SHARES SUBJECT TO THE PLAN.

     (A) SHARES AUTHORIZED. Subject to the adjustment specified in Section 3(c) below, the aggregate number of shares of common stock of the Company ("Company Stock") available under the Plan is sixteen million, subject to the adjustment specified in Section 3(c) below. Notwithstanding the preceding sentence, (i) effective January 28, 2002, an additional 13 million shares of Company Stock shall be so available under the Plan, subject to the approval of the Company's shareholders, and (ii) the aggregate number of shares available to be granted on or after January 28, 2002 under the Plan as Restricted Stock, Performance Shares/Unit or Phantom Stock which may be settled in shares of Company Stock is three million. The shares available under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan. To the extent that shares of Company Stock subject to an outstanding Option (except to the extent shares of Company Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), free-standing SAR, Restricted Stock Grant, Performance Share Grant or Phantom Stock Grant are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Grant or by reason of the delivery or withholding of shares of Company Stock to pay all or a portion of the exercise price of a Grant, if any, or to satisfy all of a portion of the tax withholding obligations relating to a Grant, then such shares of Company Stock shall again be available under this Plan.

     (B) INDIVIDUAL LIMIT. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than one million shares of Company Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Company Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Company Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Company Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Company Stock or cash must not exceed either limitation.

     With respect to Grants, the value of which is not based on the Fair Market Value of Company Stock, no individual may receive during any calendar year cash or shares of Company Stock with a fair market value at date of settlement that, in the aggregate, exceeds two million dollars.

     (C) ADJUSTMENTS; CERTAIN CORPORATE TRANSACTIONS. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

     Without limiting the generality of the foregoing paragraph, if the Company shall be a party to any merger, sale, consolidation, reorganization or other similar transaction (a "Corporate Transaction"), the Board (as constituted immediately prior to the consummation of such Corporate Transaction) may, in its discretion (i) require the substitution for each share of Company Stock then subject to an Option or SAR, the number and class of shares, if any, into which each outstanding share of Company Stock shall be converted pursuant to such Corporate Transaction (with the Exercise Price of any such Option or the base amount of any such SAR being appropriately adjusted by the Board without an increase in the aggregate purchase price); or (ii) require such Option or SAR to be surrendered to the Company by the holder to be immediately cancelled by the Company, and provide for the holder to receive either (A) a cash payment in an amount not less than the number of shares of Company Stock then subject to such Option or SAR (whether or not then exercisable with respect to such shares), multiplied by the excess (if any) of the highest per share price offered to holders of Company Stock in any transaction whereby the Corporate Transaction takes place over the Exercise Price of such Option or the base amount of such SAR or (B) shares of stock into which outstanding shares of Company Stock shall be converted pursuant to such Corporate Transaction having a fair market value not less than the amount determined under clause (A) above.

     4. ELIGIBILITY FOR PARTICIPATION.

     (A) ELIGIBLE PERSONS. All key management employees of Exelon and its Subsidiaries ("Employees"), including Employees who are officers or members of the Board and persons expected to become key management employees, shall be eligible to participate in the Plan. Members of the Board who are not Employees shall not be eligible to participate in the Plan. "Subsidiary" shall mean a corporation in which the Company owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote.

     (B) SELECTION OF GRANTEES. The Committee shall select the Employees to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Employees who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

     5. GRANTING OF OPTIONS.

     (A) NUMBER OF SHARES. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options; provided, however that the Chief Executive Officer(s) of the Company may make special grants of Options to Employees who are not "covered persons" within the meaning of Section 162(m) of the Code, officers subject to Section 16 of the Exchange Act or persons whose title is "senior vice president" or higher, provided that the number of shares of Company Stock subject to such Options granted in any single year shall not exceed 600,000 in the aggregate or 20,000 with respect to any individual Employee.

     (B) TYPE OF OPTION AND PRICE.

          (i) Options granted under the Plan may be Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

          (ii) The purchase price (the "Exercise Price") of each share of Company Stock subject to an Option shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

          (iii) The Fair Market Value per share shall be the closing sale price of a share of Company Stock on the composite tape of New York Stock Exchange, or if there is not such sale on the relevant date, then on the last previous day on which a sale was reported.

     (C) OPTION TERM. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (D) EXERCISABILITY OF OPTIONS. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (E) TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH.

          (i) Unless otherwise specified in the Grant Instrument relating to an Option, if a Grantee's employment by the Company terminates by reason of Retirement, death, or Disability, then on the date of such Retirement, death, or Disability, such Option shall become exercisable as to all of the shares of Company Stock remaining subject to such Option and may (1) in the cases of Retirement or Disability, be exercised by such Grantee or his or her legal representative, Successor Grantee, or permitted transferee, as the case may be, on or before the fifth anniversary of the date of such termination of employment or, if earlier, the last day of the term of such Option or (2) in the case of death, be exercised by such Grantee's legal representative, Successor Grantee, or permitted transferees, as the case may be, on or before the third anniversary of the date the of death or, if earlier, the last day of the term of such Option.

          (ii) Unless otherwise specified in the Grant Instrument relating to an Option, if a Grantee's employment is terminated by the Company for Cause or by the Grantee (other than due to Retirement or for Good Reason following a Change in Control), such Grantee's Option shall expire on the effective date of such termination of employment and shall not thereafter be exercisable.

          (iii) Unless otherwise specified in the Grant Instrument relating to an Option and subject to Section 5(e)(iv), if a Grantee's employment by the Company terminates for any reason other than Retirement, death, or Disability, or as specified in Section 5(e)(ii), such Grantee's Option shall be exercisable only to the extent it is exercisable on the effective date of such termination of employment and may thereafter be exercised by such Grantee or his or her legal representative, Successor Grantee or permitted transferee, as the case may be, until and including the earlier to occur of (i) the date which is 90 days after the effective date of such termination of employment and (ii) the last day of the term of the Option.

          (iv) Notwithstanding any provision of this Section 5 or any Grant Instrument to the contrary, if within 24 months following a Change in Control, a Grantee's employment is terminated (i) by the Company other than for Cause, or (ii) with respect to a Grantee whose position is at least salary band VII (or its equivalent), by the Grantee for Good Reason, such Grantee's outstanding Options shall immediately become fully exercisable and may thereafter be exercised by such Grantee or his or her legal representative, Successor Grantee or permitted transferee, as the case may be, on or before the fifth anniversary of the date of such termination of employment or, if earlier, the last day of the term of such Option; provided however, that a termination of employment with the Company or a subsidiary thereof followed by immediate reemployment by an entity which purchases or otherwise acquires Company assets shall not be a termination of employment within the meaning of this Section 5(e)(iv).

          (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:

             (1) "Change in Control" shall mean, except as otherwise provided below, the first to occur of any of the following events:

                (a) any SEC Person becomes the Beneficial Owner of 20% or more of the then outstanding common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all the then outstanding Voting Securities of the Company (such an SEC Person, a "20% Owner"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan"), or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (2), if any 20% Owner of the Company other than the Company or any Company Plan becomes a 20% Owner by reason of an acquisition by the Company, and such 20% Owner of the Company shall, after such acquisition by the Company, become the beneficial owner of any additional outstanding common shares of the Company or any additional outstanding Voting Securities of the Company (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control; or

                (b) Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (c) Consummation of a reorganization, merger or consolidation ("Merger"), or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such reorganization, merger, consolidation, sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                    (i) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock of Company and outstanding Voting Securities of the Company, as the case may be;

                    (ii) no SEC Person (other than the corporation resulting
               from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such corporate Transaction, directly or indirectly, 20% or more of the outstanding common stock of the Company or the outstanding Voting Securities of the Company, as the case may be) becomes a 20% Owner, directly or indirectly, of the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

                    (iii) individuals who were members of the Incumbent Board
               will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                (d) Approval by the Company's shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

             Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, such Grantee agrees in writing that such event shall not constitute a Change in Control.

             For purposes of the definition of a Change in Control herein, the following terms shall have the following respective meanings:

                (A) "Affiliate" means any Person (including a subsidiary) that directly or indirectly controls, is controlled by, or is under common control with, the Company. For purposes of this definition the term "control" with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise.

                (B) "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

                (C) "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

                (D) "SEC Person" means any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (i) the Company or an Affiliate, or (ii) any employee benefit plan (or any related trust) or Company or any of its Affiliates.

                (E) "Voting Securities" means with respect to a corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

             (2) "Cause" means (i) with respect to a Grantee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, (ii) with respect to a Grantee whose entitlement to severance benefits upon termination of employment is governed by the Second Amended and Restated Exelon Corporation Key Management Severance Plan, as amended from time to time, or any successor plan thereto, the meaning of such term specified in such plan, or (iii) with respect to any other Grantee, any of the following:

                (a) the Grantee's willful commission of acts or omissions which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company or any of its affiliates;

                (b) the Grantee's conviction (including a plea of guilty or nolo contendre) of a felony or any crime of fraud, theft, dishonesty or moral turpitude; or,

                (c) the Grantee's material violation of any statutory or common law duty of loyalty to the Company or any of its affiliates.

             (3) "Disability" shall have the meaning specified in any long term disability plan or arrangement maintained by the Company in which the Employee is eligible to participate or, if no such plan or arrangement is then in effect, as determined by the Committee.

             (4) "Good Reason" means (i) with respect to a Grantee whose entitlement to severance benefits upon termination of employment is governed by an individual change in control agreement, the meaning of such term specified in such agreement, or (ii) with respect to a Grantee whose entitlement to severance benefits upon termination of employment is governed by the Second Amended and Restated Exelon Corporation Key Management Severance Plan, as amended from time to time, or any successor plan thereto, the meaning of such term specified in such plan.

             (5) "Retirement" shall mean retirement from the employment of the Company on or after attaining the minimum age specified for early or normal retirement in any then effective qualified defined benefit retirement plan of the Company in which the Grantee is a participant after a minimum of ten years of service with the Company and the Subsidiaries, provided that if the Grantee is a participant in the Exelon Corporation Cash Balance Pension Plan, such Grantee shall have attained at least age 55 as of the date of such retirement. For purposes of this definition, the Grantee's age and service shall be determined taking into account any deemed age or service awarded to the Grantee pursuant to the qualified defined benefit retirement plan or severance plan of the Company in which the Grantee is a participant or such other individual agreement then in effect between such Grantee and the Company.

     (f) EXERCISE OF OPTIONS. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase, at Fair Market Value as of the date of exercise of the Option or the date of grant of such additional Options, whichever is later, for a term equal to the unexpired term of the exercised Option, a number of shares of Company Stock equal to the sum of the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any withholding taxes.

     (G) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or Subsidiary, exceeds one hundred thousand dollars, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

     (H) DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     6. RESTRICTED STOCK GRANTS.

     The Committee may issue or transfer shares of Company Stock subject to lapse or non-lapse restrictions to a Grantee under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate; provided, that the Chief Executive Officer(s) of the Company may make special Restricted Stock Grants to Employees who are not "covered persons" within the meaning of Section 162(m) of the Code, officers subject to Section 16 of the Exchange Act or persons whose title is "senior vice president" or higher, provided that the number of shares of Company Stock subject to such Grants awarded in any single year shall not, when combined with any other special Grants (excluding Options) awarded by the Chief Executive Officer(s) for such year, exceed 300,000 in the aggregate or 10,000 with respect to any individual Employee. The following provisions are applicable to Restricted Stock:

     (A) GENERAL REQUIREMENTS. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions is referred to herein as the "Restriction Period."

     (b) NUMBER OF SHARES. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

     (c) REQUIREMENT OF EMPLOYMENT. Unless otherwise set forth in the Grant Instrument relating a Restricted Stock Grant, if the Grantee ceases to be employed by the Company during the Restriction Period, the Restricted Stock Grant shall terminate and be forfeited with respect to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee's last day of employment, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, accelerate the termination of the restrictions for all or a portion of such Restricted Stock as it deems appropriate.

     (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each Grant of shares of Restricted Stock issued in certificated form shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

     (e) RIGHT TO VOTE AND TO RECEIVE DIVIDENDS. Unless the Committee determines otherwise, during the Restriction Period the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     (f) LAPSE OF RESTRICTIONS. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may terminate the restrictions, as to any or all Restricted Stock Grants, without regard to any Restriction Period.

     7. STOCK APPRECIATION RIGHTS.

     (a) GENERAL REQUIREMENTS. The Committee may grant stock appreciate rights to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option); provided, that the Chief Executive Officer(s) of the Company may make special SAR Grants to Employees who are not "covered persons" within the meaning of Section 162(m) of the Code, officers subject to Section 16 of the Exchange Act or persons whose title is "senior vice president" or higher, provided that the number of shares of Company Stock subject to such SARs awarded in any single year shall not, when combined with any other special Grants (excluding Options) awarded by the Chief Executive Officer(s) for such year, exceed 300,000 in the aggregate or 10,000 with respect to any individual Employee. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

     (b) TANDEM SARS. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) EXERCISABILITY. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in
Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) and a Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) VALUE OF SARS. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock, or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the aggregate base amount of the SAR as described in Subsection (a).

     (e) FORM OF PAYMENT. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

     8. PERFORMANCE UNITS AND PERFORMANCE SHARES.

     (a) GENERAL REQUIREMENTS. The Committee may grant Performance Units or Performance Shares to a Grantee; provided, that the Chief Executive Officer(s) of the Company may make special Performance Share Grants to Employees who are not "covered persons" within the meaning of Section 162(m) of the Code, officers subject to Section 16 of the Exchange Act or persons whose title is "senior vice president" or higher, provided that the number of shares of Company Stock subject to such Performance Share Grants awarded in any single year shall not, when combined with any other special Grants (excluding Options) awarded by the Chief Executive Officer(s) for such year, exceed 300,000 in the aggregate or 10,000 with respect to any individual Employee. Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Company Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/Shares.

     (b) PERFORMANCE PERIOD AND PERFORMANCE GOALS. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units/Shares ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate.

     (c) PAYMENT WITH RESPECT TO PERFORMANCE UNITS/SHARES. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

     (d) REQUIREMENT OF EMPLOYMENT. Unless otherwise specified in the Grant Instrument relating to a Performance Unit/Share, if the Grantee ceases to be employed by the Company during a Performance Period, the Grantee's Performance Units/Shares shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.

     9. PHANTOM STOCK.

     (a) GENERAL REQUIREMENTS. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee; provided, that the Chief Executive Officer(s) of the Company may make special Phantom Stock Grants to Employees who are not "covered persons" within the meaning of Section 162(m) of the Code, officers subject to Section 16 of the Exchange Act or persons whose title is "senior vice president" or higher, provided that the number of shares of Company Stock subject to such Phantom Stock Grants awarded in any single year shall not, when combined with any other special Grants (excluding Options) awarded by the Chief Executive Officer(s) for such year, exceed 300,000 in the aggregate or 10,000 with respect to any individual Employee.

     (b) VALUE OF PHANTOM STOCK. The Committee shall establish the initial value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Company Stock.

     (c) DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Phantom Stock granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.

     (d) FORM AND TIMING OF PAYMENT. The Committee shall determine whether the Phantom Stock shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Company Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Company Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.

     (e) REQUIREMENT OF EMPLOYMENT. Unless otherwise specified in the Grant Instrument relating to a Phantom Stock Grant, if the Grantee ceases to be employed by the Company prior to becoming vested or otherwise entitled to payment, the Grantee's non-vested Phantom Stock shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     10. DIVIDEND EQUIVALENTS.

     (a) GENERAL REQUIREMENTS. The Committee may grant Dividend Equivalents to a Grantee in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as shall be determined by the Committee. Each Dividend Equivalent shall represent the right to receive an amount in cash, or shares of Company Stock having a Fair Market Value, equal to the amount of dividends paid on one share of Company Stock during such period as may be established by the Committee.

     (b) FORM AND TIMING OF PAYMENT. Dividend Equivalents may be paid currently or accrued as contingent cash obligations, upon such terms as the Committee may establish. The Committee shall determine whether Dividend Equivalents shall be paid in the form of cash, shares of Company Stock or a combination of the two, in such proportion as the Committee deems appropriate. The number of any shares of Company Stock payable in satisfaction of Dividend Equivalents shall be determined by dividing the amount credited to the Grantee with respect to such Dividend Equivalents by the Fair Market Value on the day instructions are given to the Company's Treasurer or transfer agent to issue or purchase such shares. Cash shall be delivered in lieu of any fractional shares. Payment shall be made at such times as determined by the Committee at the time of grant.

     (c) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company prior to becoming entitled to payment, the Grantee's Dividend Equivalents shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     11. WITHHOLDING OF TAXES.

     (a) REQUIRED WITHHOLDING. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) ELECTION TO WITHHOLD SHARES. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Performance Units, Performance Shares, Phantom Stock, or Dividend Equivalents, any of which is paid in Company Stock, by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including
FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     12. TRANSFERABILITY OF GRANTS.

     (a) NONTRANSFERABILITY OF GRANTS. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) TRANSFER OF NONQUALIFIED STOCK OPTIONS. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     13. GRANTS SUBJECT TO CODE SECTION 162(m).

     (a) PERFORMANCE BASED GRANTS. Any Grant to a Grantee who is a "covered employee" within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as "qualified performance-based compensation" within the meaning of Code
Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 13(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or within 90 days after commencement of ) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.

     (b) BUSINESS CRITERIA. Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (1) cumulative shareholder value added (SVA), (2) customer satisfaction, (3) revenue, (4) primary or fully-diluted earnings per share of Company Stock, (5) net income, (6) total shareholder return, (7) earnings before interest taxes (EBIT), (8) cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital, or any combination thereof, (9) economic value added, (10) return on equity, (11) return on capital, (12) return on assets, (13) net operating profits after taxes, (14) stock price increase, (15) return on sales, (16) debt to equity ratio, (17) payout ratio, (18) asset turnover, (19) ratio of share price to book value of shares, (20) price/earnings ratio, (21) employee satisfaction, (22) diversity, (23) market share, (24) operating income, (25) pre-tax income, (26) safety, (27) diversification of business opportunities,
(28) expense ratios, (29) total expenditures, (30) completion of key projects,
(31) dividend payout as percentage of net income, (32) earnings before interest, taxes, depreciation and amortization (EBITDA), or (33) any individual performance objective which is measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company's or Subsidiary's business. Such individual performance measures related to the Company, Subsidiary or the Company's or Subsidiary's business may include: (A) production-related factors such as generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates and production cost, (B) transmission and distribution-related factors such as customer satisfaction, reliability (based on outage frequency and duration), and cost, (C) customer service-related factors such as customer satisfaction, service levels and responsiveness and bad debt collections or losses, and (D) relative performance against other similar companies in targeted areas. The measures may be weighted differently for Grantees based on their management level and the extent to which their responsibilities are primarily corporate or business unit-related, and may be based in whole or in part on the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures.

     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

     14. DEFERRALS.

     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the exercise of any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares, or the vesting or satisfaction of any terms applicable to Phantom Stock or Dividend Equivalents. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

     15. REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES.

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

     16. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENT. The Committee may amend or terminate the Plan at any time. The Committee shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code or the rules of any stock exchange on which Company Stock is listed.

     (b) TERMINATION OF PLAN. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.

     (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     17. FUNDING OF THE PLAN.

     This Plan shall be unfunded. Exelon shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     18. RIGHTS OF PARTICIPANTS.

     Nothing in this Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Employee or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights. No person shall have any right as a stockholder of the Company with respect to any shares of Company Stock or other equity security of the Company which is subject to a Grant hereunder unless and until such person becomes a stockholder of record with respect to such shares of Company Stock or equity security.

     19. NO FRACTIONAL SHARES.

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     20. HEADINGS.

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     21. EFFECTIVE DATE OF THE PLAN.

     This Plan was originally effective in 1989, as approved by the shareholders of PECO on April 12, 1989. The Board of Directors of PECO and PECO's shareholders approved the extension of the Plan effective April 19, 1997 and such date shall be the effective date of the Plan for purposes of future Grants of Incentive Stock Options and other Grants hereunder, and for purposes of termination of the Plan in accordance with Section 16(b) hereof.

     22. MISCELLANEOUS.

     (a) GRANTS IN CONNECTION WITH CERTAIN CORPORATE TRANSACTIONS AND
OTHERWISE. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its Subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) COMPLIANCE WITH LAW. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 21(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) GOVERNING LAW. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

                  THE PARK HYATT PHILADELPHIA AT THE BELLEVUE
                            BROAD AND WALNUT STREETS
                       PHILADELPHIA, PENNSYLVANIA, 19102
                                 (215) 893-1234

FROM THE NORTH (I-95)--Follow I-95 South to Central Philadelphia exit 676 West. Follow 676 West to first exit-Broad Street exit. This automatically puts you on 15th Street going south. Go (9) lights to Locust Street, then make a left onto Locust Street and go (1) block to Broad Street. Make a left onto Broad Street and go immediately in the center lane. From the center lane make a left either into the garage entrance or into the driveway.

FROM THE NORTH (NEW YORK OR NORTHERN NEW JERSEY)--Take Exit #4 off the New Jersey Turnpike to Route 73 North. Route 73 North will take you to Route 38 West which will lead you to US 30 West. US 30 will take you to the Benjamin Franklin Bridge. Cross the Ben Franklin into Philadelphia. Take 6th Street to Walnut Street and make a right. Go (8) blocks to Broad Street, then make a left. The entrance to the hotel and garage are immediately on the right hand side.

FROM THE SOUTH (I-95 AND THE AIRPORT)--Follow I-95 North to Exit 14 - Broad Street/Route 611. This puts you on Broad Street going north. The hotel is located approximately 2.5 miles up Broad Street on your left between Locust and Walnut Streets. You will need to enter the center lane to make a left either into the garage entrance or Chancellor Court.

FROM THE EAST (WALT WHITMAN BRIDGE)--Take the Atlantic City Expressway to 41 North to the Walt Whitman Bridge. Cross the Walt Whitman and exit Broad Street. Continue (2) miles north on Broad Street. Hotel entrance will be on your immediate left just past Locust Street.

FROM THE EAST (BENJAMIN FRANKLIN BRIDGE)--Take Exit 4 off New Jersey Turnpike to Route 73 to Route 30 West. Route 30 West takes you to the Benjamin Franklin Bridge. Cross the bridge and exit 6th Street to Walnut Street. Turn right on Walnut Street. Follow Walnut Street to Broad Street and turn left on Broad Street. Hotel entrance is immediately on your right.

FROM THE WEST (PENNSYLVANIA TURNPIKE)--Exit from Exit 24 - Valley Forge Interchange to Route 76 East. Take Route 76 East to Route 676 East (note: this exits from the inside lane). Go only 1/2 mile to the Broad Street exit. At the top of the Broad Street exit ramp make a right onto 15th Street, go (9) lights to Locust Street. On Locust Street turn left and go (1) block to Broad Street. Make a left onto Broad Street and enter into the center lane. You can make a left either into the parking garage or into Chancellor Court.

FROM THE NORTHEAST EXTENSION--Take the Northeast Extension to the Pennsylvania Turnpike - Exit 25A. Then take Route 476 South to Route 76 East. The directions after this point are the same as above after you are on Route 76 East.

                                     [MAP]

                             DOWNTOWN PHILADELPHIA

                               EXELON CORPORATION
                             2002 COMMON STOCK PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
    P ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 23, 2002 AT 9:30 A.M. AT THE PARK HYATT PHILADELPHIA AT THE BELLEVUE, PHILADEL-
    R    PHIA, PENNSYLVANIA.

    O RANDALL E. MEHRBERG and KATHERINE K. COMBS, or either of them with power of substitution are hereby appointed proxies to vote as
    X specified all shares of Common Stock which the Shareholder(s) named on the reverse side is entitled to vote at the above Annual Meeting or at
    Y any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

         EquiServe Trust Company, N.A., as Custodian under the Dividend Reinvestment and Employee Stock Purchase Plan, and Exelon Corporation as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

         Nominees for election to the Board of Directors for Class II terms expiring in 2005 are:

         01. Edward A. Brennan, 02. Bruce DeMars, 03. Richard H. Glanton, 04. John W. Rowe, and 05. Ronald Rubin.

         Please sign and date on the reverse side and mail promptly in the enclosed postage paid envelope or otherwise to P.O. Box 8647, Edison, New Jersey, 08818-8647.

                                                                    SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -




                                ADMISSION TICKET

            PLEASE BRING THE BOTTOM PORTION OF THIS CARD WITH YOU FOR ADMISSION TO THE ANNUAL SHAREHOLDERS MEETING OF EXELON CORPORATION.

                             TUESDAY, APRIL 23, 2002
                                    9:30 A.M.
                           THE PARK HYATT PHILADELPHIA
                                 AT THE BELLEVUE
                            BROAD AND WALNUT STREETS
                           PHILADELPHIA, PENNSYLVANIA

                         THIS TICKET IS NOT TRANSFERABLE

   /X/   PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
         VOTED FOR PROPOSAL 2; FOR PROPOSAL 3; FOR PROPOSAL 4; AGAINST PROPOSAL 5, AND FOR THE DIRECTOR NOMINEES:
         EDWARD A. BRENNAN, BRUCE DEMARS, RICHARD H. GLANTON; JOHN W. ROWE, AND RONALD RUBIN.

                  FOR   WITHHELD                     FOR    AGAINST   ABSTAIN                                FOR   AGAINST   ABSTAIN

1. Election of    / /     / /    2. Ratification of   / /     / /      / /       4. Approval of Amendments   / /    / /       / /
   Directors                        Independent                                     to Long Term Incentive
   (see reverse)                    Accountants                                     Plan


For, except vote withheld from   3. Approval of       / /     / /      / /       5. Shareholder Proposal to  / /    / /       / /
the following nominee(s):           Employee Stock                                  require investment
                                    Purchase Plan                                   in Clean Energy




__________________________________


SIGNATURE(S)  _______________________________________________________________________ DATE ____________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


------------------------------------------------------------------------------------------------------------------------------------

                                - FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL -




                                                             EXELON(SM)


         Dear Shareholder:

         Exelon Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

         To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above is your personal code to access the system.

         1. To vote over the internet:

                   - Log on to the internet and go to the web site HTTP://WWW.EPROXYVOTE.COM/EXC

         2. To vote over the telephone:

                   - On a touch-tone telephone call 1-877-779-8683 24 hours a day, 7 days a week

         Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

         If you choose to vote your shares electronically, do not mail back your proxy card.

                                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.